AS FILED WITH THE U. S. SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12 , 2017

REGISTRATION NO. 333-217792

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4 to

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UBI BLOCKCHAIN INTERNET, LTD.

(Exact name of registrant as specified in its charter)

Delaware	7380	27-3349143
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Number)	Identification No.)

SmartSpace 3F, Level 9, Unit 908, 100 Cyberport Rd.,

Hong Kong, People’s Republic of China

(Address of Principal Executive Offices) (Zip Code)

(212) 372-8836

(Registrant’s telephone number, including area code)

UBI c/o Hong Zhu

245 Park Ave 39th Floor

New York, NY 10167

Telephone: (917) 242-7309

(Name, Address, Including Zip Code and Telephone Number,

Including Area Code, of Agent for Service)

WITH COPIES OF ALL CORRESPONDENCE TO:

T J Jesky, Esq.

LAW OFFICES OF T J JESKY

200 West Madison, Suite 2100
Chicago, IL 60606

Email: tjjesky@yahoo.com

PHONE: (312) 894-0130

FAX: (312) 489 8216

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller Reporting Company [X]
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

Calculation of Registration Fee

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	FIXED PRICE PER SHARE		PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE(4)
Class A common stock	20,582,000	3.70	(2)	76,153,400	$8,826.18

Class C common stock	51,700,000	0.20	(3)	10,340,000	1,198.41

TOTAL	72,282,000	N/A		86,493,400	$10,024.59

1)	Includes shares of our Class A and Class C common stock, par value $0.001 per share, which may be offered pursuant to this registration statement.

2)	Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act on the basis of the average of the high and low prices of the Common Stock on the OTC-QB Bulletin Board on May 31, 2017 within five business days prior to filing.

3)	Pursuant to Rule 457(a), the filing fee is based on the number of the Class C common stock offered hereunder, it has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. Although the registrant’s common stock has a par value of $0.001, the registrant believes that the calculations of $0.20 per share for the common shares is a bona fide estimate of the offering price in accordance with Rule 457(a). The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. In determining the offering price, the Company considered such factors as the prospects, if any, of the previous experience of management, the present financial resources of the Company, and the likelihood of acceptance of this offering. Our selling shareholders will sell their Class A Common stock at a fixed price of $3.70 per share and the Class C shares at a fixed price of $0.20 per share. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

4)	Paid by electronic transfer.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _______________, 2017

PROSPECTUS

UBI BLOCKCHAIN INTERNET, LTD.

20,582,000 of our Class A Common Stock, par value $0.001

51,700,000 shares of our Class C Common Stock, par value $0.001

The selling stockholders of UBI Blockchain Internet, Ltd. (the “Company”) named in this prospectus are offering shares of Common Stock through this Prospectus. The Company will not receive any of the proceeds from the sale of the shares by the selling stockholders. We are registering 20,582,000 of our Class A Common Stock held by two selling shareholders and 51,700,000 shares of our Class C Common Stock being offered by the selling shareholders. The Class A Common stock is at a fixed price of $3.70 and the Class C Common stock is at a fixed price of $0.20 per share for the entire duration of the offering. Our Class A Common Stock is presently traded the OTC-QB, under the trading symbol UBIA and our Class C Common Stock is non voting stock that is not traded on any market or securities exchange. The selling shareholders will receive all of the proceeds from the sale of their stock, the company will not receive any proceeds of this offering.

Selling shareholders are underwriters as defined under the Securities Act of 1933. Although our Class A Common Shares are quoted on the OTC-QB, there can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained. In the absence of a trading market or an inactive trading market, investors may be unable to liquidate their investment or make any profit from the investment. We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders of our Company.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 8.

Neither the U. S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is __________________, 2017

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PROSPECTUS SUMMARY

UBI BLOCKCHAIN INTERNET, LTD.

The following summary highlights selected information contained in this Prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 3. References to “we,” “us,” “our,” “UBI Blockchain Internet, Ltd.” or the “Company” mean UBI Blockchain Internet, Ltd.

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend, and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this Prospectus.

Our Company

The Company was organized August 26, 2010 (Date of Inception) under the laws of the State of Nevada, as JA Energy. The Company was incorporated as a subsidiary of Reshoot Production Company, a Nevada corporation. Reshoot Production Company was incorporated October 31, 2007, and, at the time of spin off was listed on the Over-the- Counter Bulletin Board. On November 21, 2016, the Company reincorporated in Delaware under the name UBI Blockchain Internet Ltd. The Company has no revenues and has yet to develop any products for sale.

UBI Blockchain Internet Ltd. business encompasses the research and application of blockchain technology with a focus on the Internet of things covering areas of food, drugs and healthcare. Management plans to focus its business in the integrated wellness industry, by providing procedures for safety and effectiveness in food and drugs, but also preventing counterfeit or fake food and drugs. With the advancement of the blockchain technology, the Company plans to trace a food or drug product from its original source within the context of the Internet of Things to the final consumer.

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We have incurred an unaudited accumulated deficit of $(5,677,344) since our inception on August 26, 2010 through the interim period of May 31, 2017 and have had to rely on, Tony Liu, our CEO, to loan us monies to fund our operations. We are a development stage company and management is uncertain that the Company can generate sufficient revenues in the next 12-months to sustain our operations. We shall need to seek additional funding to continue our operations and implement our plan of operations.

Due to the uncertainty of our ability to meet our financial obligations and to pay our liabilities as they become due, in their report on our financial statements for the period for the fiscal year ended August 31, 2017 , our registered independent auditors included additional comments indicating concerns about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. For the fiscal year ended August 31 , 2017, we experienced an audited operating loss of $(1,827,079). As of August 31, 2017, we had audited cash on hand of $15,406 and current portion of prepaid stock-based salaries and consulting fees of $1,300,000 for total current assets of $1,315,406. Our audited current liabilities as of August 31, 2017 is $585,506. In order to keep the company operational and fully reporting, management anticipates a burn rate of approximately $220,000 per month, pre and post-offering.

Without any additional funding, the Company will be unable to operate. Therefore, if we are unable to generate sufficient revenues, we must raise additional capital in order to continue operations in order to implement our plan of operations.

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Investors should be aware that we will be subject to the “Penny Stock” rules adopted by the U. S. Securities and Exchange Commission, which regulate broker-dealer practices in connection with transactions in Penny Stocks. These regulations may have the effect of reducing the level of trading activity, if any, in the secondary market for our stock, and investors in our common stock may find it difficult to sell their shares. Please see the disclosures under “Penny Stock Regulations” on Page 23 of this Prospectus for more information.

Our principal offices are located at SmartSpace 3F, Level 9, Unit 908, 100 Cyberport Rd., Hong Kong, People’s Republic of China. Our telephone number is: (212) 372-8836.

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The Offering

Securities Being Offered:	20,582,000 shares of Class A Common Stock 51,700,000 shares of Class C Common Stock

Fixed Price:	The offering by the Class A Common stock is at a fixed price by the selling shareholders of $3.70 per shares and the Class C Common Stock by the selling shareholders is at a fixed price of $0.20 per share for the entire duration of the offering.

Terms of the Offering:	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Securities Issued and to be Issued	30,799,046 shares of our Class A Common Stock and 73,400,000 shares of our Class C Common Stock issued and outstanding as of the date of this Prospectus. All of the common stock to be sold under this Prospectus will be sold by existing shareholders. The Selling shareholders are underwriters as defined under the Securities Act of 1933.

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

OTC Symbol	UBIA

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 8 of this prospectus before deciding whether or not to invest in our common stock.

We are registering up to 20,582,000 Class A shares by six existing selling securityholders, 20,000,000 shares to be sold by our controlling stockholder to the public and 582,000 shares to be sold by five individual s to the public for resale at a price of $3.70 per share and 51,700,000 Class C common shares for resale by existing selling securityholders at a fixed price of $0.20 per share.

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Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

The summary information below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the fiscal year ended August 31, 2017 and August 31, 2016 and the audited financial statements and notes thereto included elsewhere in this Prospectus.

Balance Sheet Data

	August 31, 2017	August 31, 2016
	(audited)	(audited)
Total cash and equivalents	$15,406	$-
Current portion of prepaid stock-based salaries and consulting fees	1,300,000
Total current assets	$1,315,406	$-

Non-current portion of prepaid stock-based salaries and consulting fees	493,333
Office Equipment, net of accumulated depreciation	17,950
Website Development Costs	92,035
Total Assets	$1,918,724	$-

Total current liabilities	$585,506	$146,602
Total liabilities	$585,506	$146,602

Income Statement Data

	For the year ended ended August 31, 2017,	For the year ended August 31, 2016
	(audited)	(audited)
Revenues	$-	$-
Salaries	463,782
Consulting Fees	1,198,334
Occupancy	13,953
Professional Fees	98,677
Other	52,333	13,079
Total Operating Expenses	1,827,079	13,079
Operating loss	$(1,827,079)	$(13,079)
Other income (expenses)	37,912	-
Net income (loss)	$(1,789,167)	$(13,079)

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RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this Prospectus before deciding whether to purchase our common stock.

If any of the following risks actually occur, our business, financial condition, and results of operations could be harmed. An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock. If any of the following risks occur, our business, operating results, and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISK FACTORS RELATING TO OUR FINANCIAL CONDITION

WE HAVE LIMITED HISTORICAL FINANCIAL INFORMATION UPON WHICH YOU MAY EVALUATE OUR PERFORMANCE.

We have a limited operating history and we are subject to all risks inherent in a developing business enterprise. The Company has no revenues and has yet to develop any products for sale.

Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development of blockchain technology with a focus on the Internet of things covering areas of food, drugs and healthcare and the competitive environment in which we operate. You should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages of research. We may not be able to successfully address these risks and uncertainties or successfully implement our operating and acquisition strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point that the investors may lose their entire investment. Even if we accomplish these objectives, we may not be able to generate positive cash flows or profits that we anticipate in the future.

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Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

Our financial statements included with this Registration Statement for the fiscal year s ended August 31, 2017 August 31, 2016, have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the year ended August 31, 2017 and August 31, 2016. Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors. Since our auditors have raised a substantial doubt about our ability to continue as a going concern, this typically results in greater difficulty to obtain loans than businesses that do not have a qualified auditors opinion. Additionally, any loans we might obtain may be on less advantageous terms. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our business. We plan to seek additional funds from additional loans made to us by Tony Liu, our CEO or through private placements of our common stock. You may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. If we are not able to achieve sufficient revenues or find financing to cover our expenses, then we likely will be forced to cease operations and investors will likely lose their entire investment.

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WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE TO US.

We have prepared audited financial statements for the fiscal year s ended August 31, 2017 and August 31, 2016. For the period from inception (August 26, 2010) through the year end for August 31, 2017, we experienced an accumulated deficit of $6,343,426. Our ability to continue to operate as a going concern is fully dependent upon the Company obtaining sufficient financing to continue its development and operational activities. The ability to achieve profitable operations is in direct correlation to our ability to generate revenues or raise sufficient financing. It is important to note that even if the appropriate financing is received, there is no guarantee that we will ever be able to operate profitably or derive any significant revenues from its operation. If we run out of cash reserves, we would be forced to cease operations.

No assurance can be given that the Company will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and upon its financial conditions.

BASED ON OUR BURN RATE, IF we are unable to obtain additional funding our business will fail and our shares may be worthless.

We have limited financial resources. As of August 31 , 2017, we had 15,406 cash available, current portion of prepaid stock-based salaries and consulting fees of $1,300,000 and office equipment valued at $17,950, non-current portion of prepaid stock-based salaries and consulting fees of $493,333 and website development of $92,035 for total assets of $1,918,724. Our current burn rate is approximately $220,000 per month. Based on our current burn rate, we will run out of funds immediately without additional capital. If we fail to raise sufficient funds to keep our business operational, investors may lose their entire cash investment. There is no assurance that we can raise funding or that we will have sufficient funds to repay any indebtedness, or that we will not default on our debt obligations, jeopardizing our business viability. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. If we are unable to obtain additional financing, we will likely be required to curtail our business plans and possibly cease our operations.

THE NATURE OF OUR OPERATIONS ARE HIGHLY SPECULATIVE.

The success of our plan of operation will depend to a great extent on the operations, financial condition and management. Our business concept revolves around “developing IoT, e-blockchain, and other technologies.” Our business model is not yet established in the industry and we will have to convince our customers to use our products and services.

Management believes that we will be successful in marketing our services, but there can be no assurance that we will be able to attract sufficient consumers to achieve profitability or even generate anything but minimal revenues. If our intended products and services are not accepted by consumers, we will fail.

COMPANY RISK FACTORS

Article IX of our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other stockholders.

Article IX of our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state or federal court located in the State of Delaware) shall be the exclusive forum for: (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee, agent or stockholder of the corporation to the corporation or the corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law or the corporation’s Certificate of Incorporation or Bylaws, (4) any action to interpret, apply, enforce or determine the validity of the corporation’s Certificate of Incorporation or Bylaws or (5) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other stockholders, which may discourage such lawsuits against us and our directors, officers and other stockholders. Alternatively, if a court were to find this provision in our Articles to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

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BECAUSE OUR OPERATIONS ARE CONCENTRATED IN CHINA OUR STOCKHOLDERS WOULD FACE DIFFICULTY IN ENFORCING THEIR LEGAL RIGHTS UNDER UNITED STATES SECURITIES LAWS.

Our operations are concentrated in China and our stockholders would face difficulty in enforcing their legal rights under United States securities laws in light of our management’s location outside of the United States. Legal protections and remedies available to the company for certain harmful action taken against it will be pursued within the People’s Republic of China legal system, which differs from the U.S. legal system in significant ways. Because the company conducts operations outside of the U.S. it is difficult to pursue legal matters is subject to limitations imposed by other jurisdictions. It is limited ability for U.S. regulators’ to conduct investigations and inspections within China. There may be restrictions on the transfer of cash into and out of China, as well as on the exchange of currency, which may constrain the company’s liquidity and impede its ability to use cash in its operations.

U.S. investors may experience difficulties in attempting to effect a service of process and enforce judgments based upon U.S. Federal Securities Laws against our company and its non U.S. resident officers and directors.

We are a Delaware corporation and, as such, we are subject to the jurisdiction of the State of Delaware and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. However, since Mr. Tony Liu, our CEO, Chan Cheung, our CFO and two of our three directors reside outside the United States substantially all or a portion of the assets are located outside the United States. As a result, it may not be possible for investors to:

●	Effect service of process within the United States against our non-U.S. resident officers or directors;
●	Enforce U.S. court judgments based upon the civil liability provisions of the U.S. federal securities laws against any of the above referenced foreign persons in the United States;
●	Enforce in foreign courts U.S. court judgments based on the civil liability provisions of the U.S. federal securities laws against the above foreign persons; and
●	Bring an original action in foreign courts to enforce liabilities based upon the U.S. federal securities laws against the above foreign persons.

WE MAY NOT BE ABLE TO COMPETE WITH OTHER COMPANIES, SOME OF WHOM HAVE GREATER RESOURCES AND EXPERIENCE.

We do not have the resources to compete with larger providers of these similar services at this time. With the limited, if not minimal, resources the Company has available, the Company may experience great difficulties in building a customer base. Competition from existing and future competitors could result in the Company’s inability to secure any new customers. This competition from other entities with greater resources and reputations may result in the Company’s failure to maintain or expand its business as the Company may never be able to successfully execute its business plan. Further, we cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force the Company to cease operations.

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We may be unable to gain any significant market acceptance for our products and services or be unable establish a significant market presence.

Our growth strategy is substantially dependent upon our ability to market our intended products and services successfully to prospective clients in the target markets, which shall initially be China, Europe and the United States. This requires that we heavily rely upon our development and marketing partners in the target markets. Failure to select the right development and marketing partners in the target markets and other target markets will significantly delay or prohibit our ability to develop our intended products and services, market the products and gain market acceptance. Our intended products and services may not achieve significant market acceptance. If acceptance is achieved, it may not be sustained for any significant period of time. Failure of our intended products and services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

If potential users within the target markets do not widely adopt online or UBI fails to achieve and sustain sufficient market acceptance, we will not generate sufficient revenue and our growth prospects, financial condition and results of operations could be harmed.

UBI may never gain significant acceptance in the marketplace and, therefore, may never generate substantial revenue or allow us to achieve or maintain profitability. Widespread adoption of virtual and online training portals in the target markets depends on many factors, including acceptance by users that such systems and methods or other options. Our ability to achieve commercial market acceptance for UBI or any other future products also depends on the strength of our sales, marketing and distribution organizations.

We may not be able to attract qualified professionals, academics, university professors and communication professionals from around the world, which will decrease the value of technological innovation platform and may make it difficult to differentiate UBI from other online services providers.

Our strategy includes developing relationships with professionals, academics, university professors and communication professionals from around the world. If we are unable to establish relationships with these professionals, academics, university professors and communication professionals that UBI’s technological innovation platform is not effective or that alternative products are more effective, or if we encounter difficulty promoting adoption or establishing UBI as a standard, our ability to achieve market acceptance of UBI could be significantly limited.

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We may not be able to develop new products or enhance the capabilities of UBI to keep pace with our industry’s rapidly changing technology and customer requirements.

The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements, and evolving industry standards. Our business prospects depend on our ability to develop new products and applications for our technology in new markets that develop as a result of technological and scientific advances, while improving the performance and cost-effectiveness. New technologies, techniques or products could emerge that might offer better combinations of price and performance than UBI systems. The market for online or virtual healthcare market is characterized by rapid innovation and advancement in technology. It is important that we anticipate changes in technology and market demand. If we do not successfully innovate and introduce new technology into our anticipated product lines or effectively manage the transitions of our technology to new product offerings, our business, financial condition and results of operations could be harmed.

Cyber security risks could adversely affect our business and disrupt our operations.

The threats to network and data security are increasingly diverse and sophisticated. Despite our efforts and processes to prevent breaches, our devices, as well as our servers, computer systems, and those of third parties that we use in our operations are vulnerable to cyber security risks, including cyber attacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our servers and computer systems or those of third parties that we use in our operations, which could lead to interruptions, delays, loss of critical data, and loss of consumer confidence.

In addition, we may be the target of email scams that attempt to acquire sensitive information or company assets. Despite our efforts to create security barriers to such threats, we may not be able to entirely mitigate these risks. Any cyber attack that attempts to obtain our data and assets, disrupt our service, or otherwise access our systems, or those of third parties we use, if successful, could adversely affect our business, operating results, and financial condition, be expensive to remedy, and damage our reputation.

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Our financial performance is subject to risks associated with changes in the value of the U.S. dollar versus local currencies.

Our primary exposure to movements in foreign currency exchange rates relates to non-U.S. dollar denominated sales and operating expenses worldwide. Weakening of foreign currencies relative to the U.S. dollar adversely affects the U.S. dollar value of our foreign currency-denominated sales and earnings, and generally leads us to raise international pricing, potentially reducing demand for our intended products and services. In some circumstances, for competitive or other reasons, we may decide not to raise local prices to fully offset the strengthening of the U.S. dollar, or at all, which would adversely affect the U.S. dollar value of our foreign currency denominated sales and earnings. Conversely, a strengthening of foreign currencies relative to the U.S. dollar, while generally beneficial to our foreign currency-denominated sales and earnings, could cause us to reduce international pricing, incur losses on our foreign currency derivative instruments, and incur increased operating expenses thereby limiting any benefit. Additionally, strengthening of foreign currencies may also increase our cost of product components denominated in those currencies, thus adversely affecting gross margins.

We do not use derivative instruments, such as foreign currency forward and option contracts, to hedge certain exposures to fluctuations in foreign currency exchange rates.

We may acquire other businesses, form joint ventures or make investments in other companies or technologies that could negatively affect our operating results, dilute our stockholders’ ownership, increase our debt or cause us to incur significant expense.

We may pursue acquisitions of businesses and assets. We also may pursue strategic alliances and joint ventures that leverage our proprietary technology and industry experience to expand our offerings or distribution. We have no experience with acquiring other companies and limited experience with forming strategic partnerships. We may not be able to find suitable partners or acquisition candidates, and we may not be able to complete such transactions on favorable terms, if at all. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing business, and we could assume unknown or contingent liabilities.

Any future acquisitions also could result in the incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a negative impact on our cash flows, financial condition and results of operations. Integration of an acquired company also may disrupt ongoing operations and require management resources that we would otherwise focus on developing our existing business. We may experience losses related to investments in other companies, which could harm our financial condition and results of operations. We may not realize the anticipated benefits of any acquisition, strategic alliance or joint venture.

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Foreign acquisitions involve unique risks in addition to those mentioned above, including those related to integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.

To finance any acquisitions or joint ventures, we may choose to issue shares of common stock as consideration, which could dilute the ownership of our stockholders. Additional funds may not be available on terms that are favorable to us, or at all. If the price of our Common Stock is low or volatile, we may not be able to acquire other companies or fund a joint venture project using our stock as consideration.

THERE MAY BE A POSSIBLE INABILITY TO FIND SUITABLE EMPLOYEES.

In order to implement our business plan, management recognizes that additional staff will be required. No assurances can be given that we will be able to find suitable employees that can support our needs or that these employees can be hired on favorable terms. We do not plan to hire any additional employees until our cash flows can justify the expense.

Risks Related to Being a Public Company

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD AND AS A RESULT, INVESTORS MAY BE MISLED AND LOSE CONFIDENCE IN OUR FINANCIAL REPORTING AND DISCLOSURES, AND THE PRICE OF OUR COMMON STOCK MAY BE NEGATIVELY AFFECTED.

The Sarbanes-Oxley Act of 2002 requires that we report annually on the effectiveness of our internal control over financial reporting. A “significant deficiency” means a deficiency or a combination of deficiencies, in internal control over financial reporting that is less severe than a material weakness yet important enough to merit attention by those responsible for oversight of the Company’s financial reporting. A “material weakness” is a deficiency or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

As of August 31, 2017 , management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting. The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee due to a lack of a majority of independent members and a lack of a majority of outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; and (2) inadequate segregation of duties consistent with control objectives.

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In addition, in connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover “material weaknesses” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Failure to provide effective internal controls may cause investors to lose confidence in our financial reporting and may negatively affect the price of our common stock. Moreover, effective internal controls are necessary to produce accurate, reliable financial reports and to prevent fraud. If we have deficiencies in our internal controls over financial reporting, these deficiencies may negatively impact our business and operations.

IN THE FUTURE, WE WILL INCUR INCREMENTAL COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY.

We will incur legal, accounting and other expenses as a fully-reporting public company. Moreover, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. Although we have not operated the business of UBI Blockchain as a public company, since JA Energy, the company’s predecessor, has been a public company since 2010 expect to incur approximately $40,000 of incremental operating expenses in 2017. We project that the total incremental operating expenses of being a public company will be approximately $45,000 for 2018. The incremental costs are estimates, and actual incremental expenses could be materially different from these estimates. Unless we can generate sufficient revenues and profits, we may not be able to absorb the costs of being a public company.

As a result of operating as a public company, our management will be required to devote substantial time to new compliance initiatives.

We have never operated as a public company. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, the Dodd-Frank Act of 2010, and rules subsequently implemented and yet to be implemented by the U. S. Securities and Exchange Commission have imposed and will impose various new requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to incur substantial costs to maintain the same or similar coverage.

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In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management, as required by Section 404 of the Sarbanes-Oxley Act. Compliance will require us to increase our general and administrative expense in order to pay added compliance personnel, outside legal counsel and consultants to assist us in, among other things, external reporting, instituting and monitoring a more comprehensive compliance function and board governance function, establishing and maintaining internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, and preparing and distributing periodic public reports in compliance with our obligations under the U.S. federal securities laws. We currently do not have an internal audit group, and we will evaluate the need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, the market price of our stock could decline.

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Risks Related to Administrative, Organizational and Commercial Operations and Growth

The loss of our Chief Executive Officer or our inability to attract and retain highly skilled developers and other personnel could negatively impact our business.

Our success depends on the skills, experience and performance of Tony, Liu, our Chief Executive Officer, and other key employees. The individual and collective efforts of these employees will be important as we continue to develop and as we expand our commercial activities. The loss or incapacity of existing members of our executive management team could negatively impact our operations if we experience difficulties in hiring qualified successors. We do not have any employment agreements in place for our executive officers; the existence of an employment agreement does not guarantee the retention of the executive officer for any period of time.

Our use of “open source” software could negatively affect our ability to sell our INTENDED products and subject us to possible litigation.

A portion of the technologies we use incorporates “open source” software. Such open source software is generally licensed by its authors or other third parties under open source licenses. These licenses may subject us to certain unfavorable conditions, including requirements that we offer our intended products and services that incorporate the open source software for no cost, that we make publicly available source code for modifications or derivative works we create based upon, incorporating, or using the open source software, or that we license such modifications or derivative works under the terms of the particular open source license. Additionally, if a third-party software provider has incorporated open source software into software that we license from such provider, we could be required to disclose or provide at no cost any of our source code that incorporates or is a modification of such licensed software. If an author or other third party that distributes open source software that we use or license were to allege that we had not complied with the conditions of the applicable license, we could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages and enjoined from the sale of our intended products and services that contained the open source software. Any of the foregoing could disrupt the distribution and sale of our intended products and services and harm our business.

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Risks Related to Intellectual Property

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

We plan to rely upon patents, trademarks, copyright and trade secret protection, as well as non-disclosure agreements and invention assignment agreements with our employees, consultants and third parties, to protect our confidential and proprietary information. Significant elements of our intended products and services are based on unpatented trade secrets and know-how that are not publicly disclosed. In addition to contractual measures, we try to protect the confidential nature of our proprietary information using physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information. Our security measures may not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, our competitive position could be harmed.

We may infringe the intellectual property rights of others, which may prevent or delay our product development efforts and stop us from commercializing or increase the costs of commercializing our intended products and services.

Our commercial success depends significantly on our ability to operate without infringing the patents and other intellectual property rights of third parties. For example, there could be issued patents of which we are not aware that our products infringe. There also could be patents that we believe we do not infringe, but that we may ultimately be found to infringe. Moreover, patent applications are in some cases maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications were filed. Because patents can take many years to issue, there may be currently pending applications of which we are unaware that may later result in issued patents that our products infringe. For example, pending applications may exist that provide support or can be amended to provide support for a claim that results in an issued patent that our product infringes.

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Our software is built upon open-sourced code and platforms. Nevertheless, there is a risk a third party may assert that we are employing their proprietary technology without authorization. If a court held that any third-party patents are valid, enforceable and cover our products or their use, the holders of any of these patents may be able to block our ability to commercialize our products unless we obtained a license under the applicable patents, or until the patents expire. We may not be able to enter into licensing arrangements or make other arrangements at a reasonable cost or on reasonable terms. Any inability to secure licenses or alternative technology could result in delays in the introduction of our products or lead to prohibition of the manufacture or sale of products by us.

Risks Related to Ownership of Our Common Stock

The price of our Common Stock may be volatile and may be influenced by numerous factors, some of which are beyond our control.

Factors that could cause volatility in the market price of our Common Stock include, but are not limited to:

●	actual or anticipated fluctuations in our financial condition and operating results;
●	actual or anticipated changes in our growth rate relative to our competitors;
●	commercial success and market acceptance of UBI;
●	success of our competitors in discovering, developing or commercializing products;
●	strategic transactions undertaken by us;
●	additions or departures of key personnel;
●	prevailing economic conditions;
●	disputes concerning our intellectual property or other proprietary rights;
●	sales of our Common Stock by our officers, directors or significant stockholders;
●	future sales or issuances of equity or debt securities by us;
●	business disruptions caused by earthquakes, tornadoes or other natural disasters; and
●	issuance of new or changed securities analysts’ reports or recommendations regarding us.

In addition, the stock markets in general have experienced extreme volatility that has been often unrelated to the operating performance of the issuer. These broad market fluctuations may negatively impact the price or liquidity of our Common Stock. In the past, when the price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the attention of our management would be diverted from the operation of our business.

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UBI Blockchain Internet LTD, a hong Kong Company controls 99.2% OF THE TOTAL VOTING POWER OF OUR CAPITAL that will allow them to control the Company.

As of December 11 , 2017, UBI Blockchain Internet LTD., a Hong Kong Company, beneficially owned by Tony Liu, our CEO, controls approximately 99. 1 % of the total voting power of our outstanding capital stock. As a result, UBI Blockchain Internet LTD. will have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of its ownership UBI Blockchain Internet LTD, the Hong Kong company has the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by UBI Blockchain Internet LTD, the Hong Kong company could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the Company may decrease. UBI Blockchain Internet LTD, the Hong Kong company’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price

Our Common Stock is or may become subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. If our Common Stock is or becomes subject to the “penny stock” rules, it may be more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

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FUTURE SALES OF SHARES BY EXISTING CONTROLLING STOCKHOLDERS COULD CAUSE OUR STOCK PRICE TO DECLINE, FURTHER, CERTAIN SHARES OF OUR COMMON STOCK ARE RESTRICTED FROM IMMEDIATE RESALE.

If our existing controlling stockholder sell, or indicate an intention to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline. As of December 11, 2017, we have 30,799,046 Class A Common Shares issued and outstanding. After the effectiveness of our Registration Statement, 20,000,000 shares of the 30,000,000 shares of Class A Common Stock, owned by our officer will no longer be restricted from immediate resale in the public market. If in the future, he decides to sell his shares or if it is perceived that they will be sold, to the extent permitted by the Rules 144 and 701 under the Securities Act, the trading price of our common stock could decline.

We have authorized and unissued shares OF CLASS A, B and C COMMON stock that may be issued in the future, which would dilute your ownership in the Company.

Our authorized capital stock currently consists of 2,000,000,000 shares of common stock, $0.001 par value per share. The Company’s shares structure currently consists of 1,000,000,000 shares of Class A common stock, 500,000,000 shares of Class B common stock, and 500,000,000 shares of Class C common stock. As of December 11, 2017 there are approximately 30,799,046 shares of our Class A Common Stock issued and outstanding; 6,000,000 shares of our Class B Common Stock issued and outstanding; and 73,400,000 shares of our Class B Common Stock issued and outstanding. The Board of Directors has a great deal of discretion, in the future, to issue more shares in each Series, without shareholder approval. The issuance of more shares of any Series would dilute your ownership in the Company, which would mean your percent of ownership in the Company would decrease.

HOLDERS OF OUR COMMON STOCK HAVE A RISK OF POTENTIAL DILUTION IF WE ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE.

Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our common stock, the future issuance of additional shares of our common stock would cause immediate, and potentially substantial, dilution to the net tangible book value of those shares of common stock that are issued and outstanding immediately prior to such transaction. Any future decrease in the net tangible book value of our issued and outstanding shares could have a material effect on the market value of the shares.

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THE PRICE OF OUR CLASS C COMMON STOCK OFFERED IN THE OFFERING HAS BEEN ARBITRARILY ESTABLISHED BY OUR MANAGEMENT.

The offering price has been arbitrarily determined by our management and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price. This is especially the case if an investment in our company results in a stock price as determined by the market less than our initial offering. In that case, shares in our company could be purchased in the open market below our initial offering price. This would result in a loss of money for any investors in this offering.

WE MAY HAVE DIFFICULTY IN MEETING THE QUALIFICATIONS FOR THE QUOTATION OF OUR CLASS C COMMON STOCK ON THE OTC-BULLETIN BOARD.

After this Registration Statement becomes effective, we plan to identify a market maker to list our Class C common stock on the OTC-Bulletin Board. Based on the small size of our Company and our minimal operations, we may have difficulty in meeting the qualifications for trading our Class C common stock on the OTC-Bulletin Board and in finding a market maker willing to list quotations for our shares or sponsor our Company for listing. There are no assurances that our Company’s Class C common stock will ever be quoted on the OTC-Bulletin Board.

LOW-PRICED STOCKS MAY AFFECT THE RESELL OF OUR SHARES.

Penny Stock Regulation Broker-dealer practices in connection with transactions in “Penny Stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risk associated with the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock; the broker-dealer must make a written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. When the Registration Statement becomes effective and the Company’s securities become registered, the stock will likely have a trading price of less than $5.00 per share and will not be traded on any exchanges. Therefore, the Company’s stock will become subject to the penny stock rules and investors may find it more difficult to sell their securities, should they desire to do so.

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SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

USE OF PROCEEDS

The selling stockholders are selling shares of Common Stock covered by this Prospectus for their own account. We will not receive any of the proceeds from the sale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

DILUTION

The Common Stock to be sold by the selling stockholders is Common Stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

DETERMINATION OF OFFERING PRICE

The offering of the Class A Common stock by the selling shareholders is at a fixed price of $3.70 per share and the Class C Common Stock by the selling shareholders is at a fixed price of $0.20 per share for the entire duration of the offering. The price of the Class A Common shares was established on basis of the average of the high and low prices of the Common Stock on the OTC-QB Bulletin Board on May 9, 2017 within five business days prior to our original Registration Statement filing. The Class C Common shares are not traded on any market. The offering price bears no relationship whatsoever to our business plan, the price paid for our shares by our CEO, our assets, earnings, book value or any other criteria of value. The price for the Class C common shares was arbitrarily determined to establish a price for the stock. The offering price of the Class C Common shares should not be regarded as an indicator of the market price, if any, of the Class C common stock that may develop in a trading market after this offering, which is likely to fluctuate.

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SELLING STOCKHOLDERS

The shares of Common Stock being offered for sale by the selling stockholders hereunder consist of 20 ,000,000 Class A shares of our Common Stock held by our controlling stockholder, 582 ,000 Class A shares held by five individuals, and 51,700,000 Class C Common Stock held by 178 stockholders.

Each of the selling shareholders is an “underwriter” within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.

There are five (5) Class A Common stock selling stockholders. Tony Liu obtained his shares by purchasing his unregistered restricted shares directly from the Company in October, 2016. This purchase helped fund the Company.

Chaeng U Wai, obtained his 500,000 Class A common shares based on consulting services to be performed for the Company. The consulting services consisted of advising management on corporate strategy and helping the company with project design. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, and/or Regulation D and Rule 506 promulgated thereunder, as this transaction not involve a public offering. The issuance of these shares by us did not involve a public offering.

The Company did not engage in any form of general solicitation or general advertising in connection with this transaction. The Consultant was afforded access to our management in connection with this transaction. The Consultant acquired these securities for service compensation and not with a view toward distribution, acknowledging such intent to us. The Consultant understood the ramifications of their actions. The shares of Class A common stock issued contained a legend restricting transferability absent registration or applicable exemption.

Forty-eight (48) of the Class C selling stockholders, who collectively own 8,400,000 Class C Common shares obtained their shares as engaged employee and non-employee contractors. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, and/or Regulation D and Rule 506 promulgated thereunder, as these are transactions not involving a public offering. The Company had fifteen (15) accredited investors, and thirty-three (33) non accredited investors. No general solicitation has was made by either the Company or any person acting on its behalf; the shares were issued subject to transfer restrictions; each equity holder had and will have access to the Company’s public filings, and can ask questions of management; and the shares contained an appropriate legend stating such securities have not been registered under the Securities Act of 1933 and may not be offered or sold absent registration or pursuant to an exemption therefrom.

The Company issued 500,000 unregistered restricted Class A common shares, par value $0.001, of UBI Blockchain Internet, Ltd., to an independent consultant. This shareholder received Class A common shares based on consulting services to be performed for the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and/or Regulation D and Rule 506. The issuance of these shares by us did not involve a public offering. The Company did not engage in any form of general solicitation or general advertising in connection with this transaction. The Consultant was afforded access to our management in connection with this transaction. The Consultant acquired these securities for service compensation and not with a view toward distribution, acknowledging such intent to us. The Consultant understood the ramifications of their actions. The shares of Class A common stock issued contained a legend restricting transferability absent registration or applicable exemption.

One hundred and thirty (130) of the Class C selling stockholders, who collectively own 25,000,000 Class C Common shares obtained their unregistered restricted shares in exchange of their pro-rata ownership of Shenzhen Nova E-commerce, Ltd., where such entity was acquired by the Company as a 100% owned subsidiary.

We did not engage in any form of general solicitation or general advertising in connection with this transaction. Prior to the transaction, all of the NOVA shareholders were sent a notice that provided the type of information normally provided in a prospectus. The NOVA shareholders were afforded access to our management in connection with this transaction. It should be noted that all the NOVA shareholders, whom are all Chinese citizens have a close knit relationship as by social, cultural and business ties with each another. All of the NOVA shareholders voted in favor of the UBI acquisition of NOVA, with no dissenting shareholders; and, they agreed not to resell or distribute the securities. They were able to evaluate the risks and merits of the share exchange they are able to accept the economic risk in exchanging their shares. The exchanged shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption. A reclassification of securities covered by Rule 145 would be exempt from registration pursuant to section 3(a)(9) of the Act if the conditions of this section are satisfied. We believe that the conditions were satisfied based on the following: 1) UBI Blockchain Internet, Ltd., acquired 100% NOVA. It acquired all of its assets, liabilities, operations, and employees. In essence, UBI and Nova became one entity. The Company unconditionally assumed the obligations of the securities of NOVA. Once the combination took place, NOVA became a subsidiary of the Company. It was not dissolved. After the Company and NOVA became one entity (the same issuer), the original NOVA shareholders exchanged their shares for restricted UBI shares. 2) The original shareholders of NOVA paid no additional consideration for their shares. The NOVA shareholders did not part with anything of value besides their securities. 3) The offer to exchange shares was made only to the existing NOVA security holders. The exchange was offered exclusively to the issuer’s existing security holders. 4) There was no remuneration for the solicitation. The issuer did not pay any commission or remuneration for the solicitation of the exchange. The exchange offer was made in good faith and not as part of a plan to avoid the registration requirements of the Securities Act.

October 2, 2017, we issued 82,000 shares of our unregistered restricted Class A common stock, with piggyback registration rights in exchange for legal services from the Law Firm of T. J. Jesky. The shares were issued by as follows: i) 33,000 shares to T. J. Jesky, Esq.; ii) 39,000 shares to Mark DeStefano, Business Affairs Manager for the law firm; iii) 5,000 shares to John P. O’Shea; a business consultant for the law firm and iv) 5,000 shares to Jennifer L. O’Shea, a business consultant for the law firm.

Before these four individual shareholders received their unregistered restricted securities, they were known to us and our management, through pre-existing business relationships. We did not engage in any form of general solicitation or general advertising in connection with this transaction. The four individual shareholders were provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption. We relied upon Section 4(2) of the Securities Act and/or Regulation D and Rule 506. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

The Class A Common Stock selling stockholder may from time-to-time offer and sell any or all of their shares during the duration of this Offering at a fixed price of $3.70 per share.

The Class C Common Stock selling stockholders may from time-to-time offer and sell any or all of their shares during the duration of this Offering at the fixed price of $0.20 per share.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

The shares to be offered by the selling stockholders are “restricted” securities under applicable federal and state laws and are being registered under the Securities Act of 1933, as amended (the “Securities Act”) to give the selling stockholders the opportunity to publicly sell these shares. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders.

Each of the selling stockholders (i) acquired the securities covered by this prospectus in the ordinary course of business, and (ii) at the time of purchase of such securities, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

Other than the costs related to preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling stockholders.

The following table sets forth information with respect to the maximum number of shares of Common Stock beneficially owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The table lists the number of shares of Common Stock beneficially owned by each selling stockholder as of the date of this Prospectus, the shares of Common Stock covered by this Prospectus that may be disposed of by each of the selling stockholders and the number of shares that will be beneficially owned by the selling stockholders assuming all of the shares covered by this Prospectus are sold.

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The shares beneficially owned have been determined in accordance with rules promulgated by the U. S. Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this Prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. The selling stockholders may from time to time offer and sell pursuant to this Prospectus any or all of the Common Stock being registered. The selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Except as may be indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer. In addition, the selling stockholders purchased the stock from us in the ordinary course of business. At the time of the purchase of the stock to be resold, none of the selling shareholders had any agreements or understandings with us, directly or indirectly, with any person to distribute the stock.

The following table sets forth, with respect to the selling shareholders (i) the number of shares of common stock beneficially owned as of December 11, 2017; (ii) the total percentage of shares beneficially owned prior to the offering; (iii) the maximum number of shares of common stock which may be sold by the selling shareholders under this prospectus; (iv) the number of shares of common stock which will be owned after the offering by the selling shareholders; and (v) the total percentage of shares beneficially owned upon completion of the offering. All shareholders listed below are eligible to sell their shares. The Class A Common Stock percentage ownerships set forth below are based on 30,799,046 shares outstanding, and the Class C Common Stock percentage ownerships set forth below are based on 73,400,000 shares outstanding as of the date of this prospectus.

27

Name of Selling Stockholder	Total Number of Class A Shares Beneficially Owned Prior to Offering	Total Percentage of Class A Shares Beneficially Owned Prior to Offering	Maximum Number of Class A Shares to be Sold	Number of Class A Shares Owned After Offering	Total Percentage of Class A Shares Beneficially Owned Upon Completion of Offering

UBI Blockchain Internet, LTD., a Hong Kong Company (1)	30,000,000	97. 4%	20 ,000,000	10 ,000,000	65.1%
Cheang U Wai	500,000	1.6%	500,000	0	-%
Jesky, TJ	33,000	0.01%	33,000	0	-%
DeStefano, Mark	39,000	0.01%	39,000	0	-%
O’Shea, John P.	5,000	0.001%	5,000	0	_%
O’Shea, Jennifer L.	5,000	0.001%	5,000	0	-%

Totals	30,582,000		20,582,000	20,000,000

1) Tony Liu, Smart-Space 3F, Level 9, Cyberport 3, 100 Cyberport Road, Hong Kong, People’s Republic of China. Tony Liu is CEO of UBI Blockchain Internet, LTD., a Delaware corporation, he is the beneficial owner who exercises the sole voting and dispositive powers with respect to 30,000,000 Class A common shares owned and has the ultimate voting control over the shares held in the name of UBI Blockchain Internet, Ltd, a Hong Kong Company.

Name of Selling Stockholder	Total Number of Class C Shares Beneficially Owned Prior to Offering	Total Percentage of Class C Shares Beneficially Owned Prior to Offering	Maximum Number of Class C Shares to be Sold	Number of Class C Shares Owned After Offering	Total Percentage of Class C Shares Beneficially Owned Upon Completion of Offering

UBI Blockchain Internet, LTD., a Hong Kong Company (1)	40,000,000	54.50%	20,000,000	20,000,000	27.25%
Earn Smart (Hong Kong) Ltd(2)(4)	7,660,100	10.44%	7,660,100	0	-%
Yuehui Wang(4)	6,000,000	8.17%	6,000,000	0	-%
Star Bright International Investment Enterprise Ltd (3)	5,000,000	6.81%	5,000,000	0	-%
Zhenyuan Yu(4)(5)	1,200,000	1.63%	1,200,000	0	-%
Zhigang Yuan(4)	1,166,014	1.59%	1,166,014	0	-%
Zhengping Zhang(4)	588,100	0.80%	588,100	0	-%

28

Name of Selling Stockholder	Total Number of Class C Shares Beneficially Owned Prior to Offering	Total Percentage of Class C Shares Beneficially Owned Prior to Offering	Maximum Number of Class C Shares to be Sold	Number of Class C Shares Owned After Offering	Total Percentag of Class C Shares Beneficially Owned Upon Completion of Offering

Zhenyaun Zhang (4)	500,000	0.68%	500,000	0	-%
Cosimo J. Patti	500,000	0.68%	250,000	250,000	0.34%
Hong Zhu	500,000	0.68%	250,000	250,000	0.34%
Rui Xiong(4)	350,000	0.48%	350,000	0	-%
Jin Xu(4)	260,000	0.48%	260,000	0	-%
Jinzhi Wei(4)	254,569	0.35%	254,569	0	-%
Rongtao Li(4)	235,105	0.32%	235,105	0	-%
Bin Wen (4)	200,000	0.27%	200,000	0	-%
Shande Song(4)	185,220	0.25%	185,220	0	-%
Jingyu Zhou(4)	182,619	0.25%	182,619	0	-%
Rong Liu(4)	177,162	0.24%	177,162	0	-%
Jianchun Sun(4)	153,617	0.21%	153,617	0	-%
Xinkai Yu(4)	150,000	0.20%	150,000	0	-%
Marvyn S. Tse	150,000	0.20%	75,000	75,000	0.10%
Jinghong Li(4)	144,797	0.20%	144,797	0	-%
Yuhu Chen(4)	143,976	0.20%	143,976	0	-%
Hai Huang(4)	140,000	0.17%	140,000	0	-%
Hongjuan Wang(4)	125,844	0.17%	125,844	0	-%
Wanlong Gao(4)	122,947	0.17%	122,947	0	-%
Zhixiang Leng(4)	121,586	0.17%	121,586	0	-%
Ouyang Ni(4)	115,320	0.16%	115,320	0	-%
Xia Cai(4)	110,960	0.16%	110,960	0	-%
Kai Su(4)	110,117	0.15%	110,117	0	-%
Xuxu Teng(4)	108,897	0.15%	108,897	0	-%
Cheung Chan	100,000	0.14%	50,000	50,000	0.07%
Charles Sullivan	100,000	0.14%	50,000	50,000	0.07%
Bifang Ruan	100,000	0.14%	50,000	50,000	0.07%
Jianguo Wei	100,000	0.14%	50,000	50,000	0.07%
Zhenyuan Yu(5)	100,000	0.14%	50,000	50,000	0.07%
Bingxiao Zhang	100,000	0.14%	50,000	50,000	0.07%
Guirong Luo	100,000	0.14%	50,000	50,000	0.07%
Lianjun Huo	100,000	0.14%	50,000	50,000	0.07%
Ziyun Zhou	100,000	0.14%	50,000	50,000	0.07%

29

Name of Selling Stockholder	Total Number of Class C Shares Beneficially Owned Prior to Offering	Total Percentage of Class C Shares Beneficially Owned Prior to Offering	Maximum Number of Class C Shares to be Sold	Number of Class C Shares Owned After Offering	Total Percentage of Class C Shares Beneficially Owned Upon Completion of Offering

Zhijun Wang	100,000	0.14%	50,000	50,000	0.07%
Kui Cao	100,000	0.14%	50,000	50,000	0.07%
Xuecai Tang	100,000	0.14%	50,000	50,000	0.07%
Jingjia Li	100,000	0.14%	50,000	50,000	0.07%
Qinghai Zhao (4)	98,315	0.13%	98,315	0	-%
Ruoju Kuang (4)	96,207	0.13%	96,207	0	-%
Kun Zeng(4)	94,521	0.13%	94,521	0	-%
Yunjiang Yue(4)	91,663	0.12%	91,663	0	-%
Yingmei Zhang(4)	90,659	0.12%	90,659	0	-%
Guanrong Chen(4)	90,562	0.12%	90,562	0	-%
Guang Zhu(4)	83,210	0.11%	83,210	0	-%
%Xia Zhao (4)	81,939	0.11%	81,939	0	-%
Jingxiu Wang(4)	77,200	0.11%	77,200	0	-%
%Zaihua Chen(4)	75,934	0.10%	75,934	0	-%
Juanli Zhang(4)%	75,918	0.10%	75,918	0	-%
Depu Zhao(4)	75,785	0.10%	75,785	0	-%
Shilian Xu(4)	72,039	0.10%	72,039	0	-%
Jing Zhang(4)	69,090	0.09%	69,090	0	-%
Zhaoxia Xing(4)	68,332	0.09%	68,332	0	-%
Xuemei Yuan(4)	67,837	0.09%	67,837	0	-%
Shuqin Ma(4)	67,047	0.09%	67,047	0	-%
Xiaobiao Xin(4)	66,248	0.09%	66,248	0	-%
Hua Huang(4)	65,728	0.09%	65,728	0	-%
Qingshan Liu(4)	64,430	0.09%	64,430	0	-%
Xiliang Zhang(4)	63,101	0.09%	63,101	0	-%
Yunying Huang(4)	61,690	0.08%	61,690	0	-%
Yuwen Yan(4)	60,857	0.08%	60,857	0	-%
Xiaofang Cui(4)	60,588	0.08%	60,588	0	-%
Jiayan Sun(4)	60,000	0.08%	60,000	0	-%
Feng Peng(4)	56,065	0.08%	56,065	0	-%
Longbin Song(4)	55,855	0.07%	55,855	0	-%
Huiqin Wang(4)	54,794	0.07%	54,794	0	-%

30

Name of Selling Stockholder	Total Number of Class C Shares Beneficially Owned Prior to Offering	Total Percentage of Class C Shares Beneficially Owned Prior to Offering	Maximum Number of Class C Shares to be Sold	Number of Class C Shares Owned After Offering	Total Percentage of Class C Shares Beneficially Owned Upon Completion of Offering

Qiuju Yao(4)	54,200	0.07%	54,200	0	-%
Sumei Mu(4)	54,049	0.07%	54,049	0	-%
Liping Zhang(4)	53,526	0.07%	53,526	0	-%
Wei Feng(4)	53,151	0.07%	53,151	0	-%
Xinhua Gu(4)	52,974	0.07%	52,974	0	-%
Xuefeng Huang(4)	52,679	0.07%	52,679	0	-%
Yueshan Shi(4)	51,367	0.07%	51,367	0	-%
Renwen Zhang(4)	50,868	0.07%	50,868	0	-%
Aiwen Zhang(4)	50,664	0.07%	50,664	0	-%
Huixian Ma(4)	50,000	0.07%	50,000	0	-%
Ling Liu(4)	50,000	0.07%	50,000	0	-%
Xiaochun Song	50,000	0.07%	25,000	25,000	0.03%
Yujie Liu	50,000	0.07%	25,000	25,000	0.03%
Sijun Nie	50,000	0.07%	25,000	25,000	0.03%
Qinghua He	50,000	0.07%	25,000	25,000	0.03%
Guiying Wang	50,000	0.07%	25,000	25,000	0.03%
Wei Hu	50,000	0.07%	25,000	25,000	0.03%
Shuqiu Yu	50,000	0.07%	25,000	25,000	0.03%
Xiaofeng Zhang	50,000	0.07%	25,000	25,000	0.03%
Wenxiang Lu	50,000	0.07%	25,000	25,000	0.03%
Mengmeng Wu	50,000	0.07%	25,000	25,000	0.03%
Tai Wai David Sun	50,000	0.07%	25,000	25,000	0.03%
Chi Sam LAO	50,000	0.07%	25,000	25,000	0.03%
Wu Wai HUI	50,000	0.07%	25,000	25,000	0.03%
Jinhua Tang(4)	49,382	0.07%	49,382	0	-%
Haixin Min(4)	49,257	0.07%	49,257	0	-%
Huifen Shen(4)	48,195	0.07%	48,195	0	-%
Guofang Guan(4)	45,256	0.06%	45,256	0	-%
Menglin Bai(4)	44,500	0.06%	44,500	0	-%
Xiangsong Chen(4)	44,076	0.06%	44,076	0	-%
Huiying Guo(4)	43,561	0.06%	43,561	0	-%
Hongmei Li(4)	42,759	0.06%	42,759	0	-%
Yongju Zhu(4)	42,596	0.06%	42,596	0	-%

31

Name of Selling Stockholder	Total Number of Class C Shares Beneficially Owned Prior to Offering	Total Percentage of Class C Shares Beneficially Owned Prior to Offering	Maximum Number of Class C Shares to be Sold	Number of Class C Shares Owned After Offering	Total Percentage of Class C Shares Beneficially Owned Upon Completion of Offering

Junwei Tu(4)	42,568	0.06%	42,568	0	-%
Junping Guo(4)	42,430	0.06%	42,430	0	-%
Xiaobo Liu(4)	41,792	0.06%	41,792	0	-%
Weiying Pu(4)	41,475	0.06%	41,475	0	-%
Xiuhua Zhao(4)	41,374	0.06%	41,374	0	-%
Li Wang(4)	40,449	0.06%	40,449	0	-%
Fei Niu(4)	38,822	0.05%	38,822	0	-%
Jianliang Liu(4)	38,748	0.05%	38,748	0	-%
Linghong Yu(4)	38,668	0.05%	38,668	0	-%
Lie Zhao(4)	37,939	0.05%	37,939	0	-%
Shaohua Liang (4)	37,938	0.05%	37,938	0	-%
Xuegang Ren(4)	37,836	0.05%	37,836	0	-%
Zhongfei Yang(4)	36,754	0.06%	36,754	0	-%
Xiefeng Li(4)	36,745	0.05%	36,745	0	-%
Ming Zhang(4)	36,604	0.05%	36,604	0	-%
Peixian Wang(4)	35,348	0.05%	35,348	0	-%
Xin Fu(4)	34,889	0.05%	34,889	0	-%
Chuanliang Li(4)	33,508	0.05%	33,508	0	-%
Cihai Guo(4)	33,419	0.05%	33,419	0	-%
Hong Liu(4)	32,850	0.04%	32,850	0	-%
Jiaxin Dong(4)	32,678	0.04%	32,678	0	-%
Guoping Liu(4)	32,656	0.04%	32,656	0	-%
Caixia Wang(4)	32,594	0.04%	32,594	0	-%
Yulan Wang(4)	32,541	0.04%	32,541	0	-%
Fang Yu(4)	32,319	0.04%	32,319	0	-%
Lixin Ma(4)	32,240	0.04%	32,240	0	-%
Peisha Jiang(4)	31,965	0.04%	31,965	0	-%
Yingyu Jin(4)	31,639	0.04%	31,639	0	-%
Yuyou Gao(4)	30,956	0.04%	30,956	0	-%
Xuebing Shao(4)	30,300	0.04%	30,300	0	-%
Dongfeng Chang(4)	30,217	0.04%	30,217	0	-%
Xueqin Li(4)	30,020	0.04%	30,020	0	-%
Zhongtao Zhao(4)	29,871	0.04%	29,871	0	-%

32

Name of Selling Stockholder	Total Number of Class C Shares Beneficially Owned Prior to Offering	Total Percentage of Class C Shares Beneficially Owned Prior to Offering	Maximum Number of Class C Shares to be Sold	Number of Class C Shares Owned After Offering	Total Percentage of Class C Shares Beneficially Owned Upon Completion of Offering

Jinhua Song(4)	29,783	0.04%	29,783	0	-%
Li Xu(4)	29,573	0.04%	29,573	0	-%
Hairong Chen(4)	29,039	0.03%	29,039	0	-%
Wenbin Liu(4)	28,829	0.03%	28,829	0	-%
Hui Ma(4)	20,000	0.03%	20,000	0	-%
Demin Hu(4)	20,000	0.03%	20,000	0	-%
Chunmei Wang(4)	20,000	0.03%	20,000	0	-%
Jingchi Zhang(4)	20,000	0.03%	20,000	0	-%
Renlin Li	20,000	0.03%	10,000	10,000	0.01%
Jishan Liu	20,000	0.03%	10,000	10,000	0.01%
Haixia Li	20,000	0.03%	10,000	10,000	0.01%
Mengjie Wu	20,000	0.03%	10,000	10,000	0.01%
Yi Zhang	20,000	0.03%	10,000	10,000	0.01%
Wei Wang	20,000	0.03%	10,000	10,000	0.01%
Zhengjun Sun	20,000	0.03%	10,000	10,000	0.01%
Yingying Zhao	20,000	0.03%	10,000	10,000	0.01%
Yanhua Wang	20,000	0.03%	10,000	10,000	0.01%
Jiufeng Yuan	20,000	0.03%	10,000	10,000	0.01%
Pin Li	20,000	0.03%	10,000	10,000	0.01%
Xia Liang	20,000	0.03%	10,000	10,000	0.01%
Bianmei Wu	20,000	0.03%	10,000	10,000	0.01%
Jimei Pang	20,000	0.03%	10,000	10,000	0.01%
Yanmin Li	20,000	0.03%	10,000	10,000	0.01%
Yali Chen(4)	10,000	0.01%	10,000		-%
Shanghong Long(4)	10,000	0.01%	10,000		-%
Huaibin Wang(4)	7,000	0.01%	7,000	0	-%
Rui Xu(4)	7,000	0.01%	7,000	0	-%
Lanzhen Wang(4)	7,000	0.01%	7,000	0	-%
Wei Wang(4)	7,000	0.01%	7,000	0	-%
Zhenggeng Huang(4)	7,000	0.01%	7,000	0	-%
Lixin Ye(4)	7,000	0.01%	7,000	0	-%

33

Name of Selling Stockholder	Total Number of Class C Shares Beneficially Owned Prior to Offering	Total Percentage of Class C Shares Beneficially Owned Prior to Offering	Maximum Number of Class C Shares to be Sold	Number of Class C Shares Owned After Offering	Total Percentage of Class C Shares Beneficially Owned Upon Completion of Offering

Wei Jiang(4)	7,000	0.01%	7,000	0	-%
Haixia Li(4)	4,000	0.01%	4,000	0	-%
Liling Hu(4)	4,000	0.01%	4,000	0	-%
Yajun Chen(4)	4,000	0.01%	4,000	0	-%
Qian Cheng(4)	4,000	0.01%	4,000	0	-%
Yanling Pei(4)	4,000	0.01%	4,000	0	-%
Mingquan Zeng(4)	4,000	0.01%	4,000	0	-%
Jianyu Li(4)	4,000	0.01%	4,000	0	-%

Totals:	73,400,000	-	51,700,000	-	-

1) Tony Liu, Smart-Space 3F, Level 9, Cyberport 3, 100 Cyberport Road, Hong Kong, People’s Republic of China. Tony Liu, CEO of UBI Blockchain Internet, Ltd, a Delaware corporation is the beneficial owner who exercises the sole voting and dispositive powers with respect to 40,000,000 Class C common shares owned and has the ultimate voting control over the shares held in the name of UBI Blockchain Internet, Ltd, a Hong Kong Company.

2) Earn Smart (Hong Kong) Ltd., Rm 2409-10, 24/F, Shui On Centre, 6-8 Harbour Rd, Wanchai, Hong Kong. Chaeng U Wai, Lao is the beneficial owner who exercises the sole voting and dispositive powers with respect to 7,660,100 Class C common shares owned and has the ultimate voting control over the shares held in the name of Earn Smart (Hong Kong) Ltd.

3) Star Bright International Investment Enterprise Ltd., Unit A 26/F, 338 Hennessy Rd, Wanchai, Hong Kong, People’s Republic of China. Chi Sam Lao is the beneficial owner who exercises the sole voting and dispositive powers with respect to 5,000,000 Class C common shares owned and has the ultimate voting control over the shares held in the name of Star Bright International Investment Enterprise Ltd.

4) The shareholders indicated represent the former shareholders of Shenzhen Nova E-commerce, Ltd. an entity that was 100% acquired as a subsidiary of the Company. In exchange for their ownership in Shenzhen Nova E-commerce, each shareholder received their pro-rata ownership the Company on or about May 22, 2017.

5) Zhenyuan Yu is listed twice on the selling shareholder table. He received 1,200,000 Class C shares as part of the Nova acquisition, where he is registering all of these shares and separately he received 100,000 Class C shares for business consulting where he is only registering half of these shares.

6) The following shareholders have had a material relationship with the Company, its predecessors or affiliates within the past three years: Tony Liu, Chairman and CEO, Chan Cheung, CFO, Corporate Secretary, Cosimo J. Patti, Director, and Hong Zhu, the above Directors and Officers were appointed to their positions on January 3, 2017.

This table assumes that the selling shareholders will sell all of their shares available for sale following the effectiveness of the registration statement that are included this prospectus. The selling shareholders are not required to sell their shares. The numbers in this table assume that the selling shareholders do not purchase additional shares of common stock, and assumes that all shares offered will be sold following the effectiveness of this registration statement.

The selling securityholders are not broker-dealers nor affiliates of a broker-dealer.

34

PLAN OF DISTRIBUTION

The selling shareholders are underwriters as defined under the Securities Act of 1933. The offering by the Class A Common stock is at a fixed price of $3.70 per share and the Class C Common Shares selling shareholders is at a fixed price of $0.20 per share for the entire duration of the offering.

Although our Class A Common Stock is listed on the OTC-QB, there has been very little trading activity. Our Class C Common Stock is not listed on any exchange. If and when a market develops for our Common Stock, the shares may be sold or distributed from time-to-time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. At such time, the distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or
●	any combination of the foregoing.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this Prospectus. We have agreed to bear the expenses of the registration of the Common Stock.

35

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The Common Stock offered by this Prospectus constitutes penny stock under the Securities and Exchange Act. The Common Stock will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares of Common Stock in our Company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

36

BLUE SKY RESTRICTIONS ON RESALE

When a selling stockholder wants to sell shares of our Common Stock under the Prospectus which is a part of this registration statement, the selling stockholder will also need to comply with state securities laws, also known as “blue sky laws,” with regard to secondary sales. All States offer a variety of exemptions from registration of secondary sales. The broker for a selling stockholder will be able to advise the stockholder as to which states have an exemption for secondary sales of our Common Stock.

Any person who purchases shares of our Common Stock from a selling stockholder pursuant to this Prospectus and who subsequently wishes to resell such shares will also have to comply with blue sky laws regarding secondary sales.

When this Prospectus becomes effective, a selling stockholder will indicate in which state(s) he or she wishes to sell the shares, and such seller’s broker will be able to identify whether the stockholder will need to register in that state or may rely on an exemption from registration.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holder. The expenses which we are paying are set forth in the following table.

Nature of Expenses:

Amount
U.S. Securities and Exchange Commission registration fee	$10,024.59
Legal fees and miscellaneous expenses*	1,000.00
Audit fees	1,000.00
Transfer agent fees*	1,500.00
Printing*	500.00
Total	$14,024.59

*Estimated Expenses

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholder is advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholder are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them. The selling stockholder and any brokers, dealers or agents that participate in the distribution of common stock are underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by those underwriters, brokers, dealers or agents may be considered underwriting discounts and commissions under the Securities Act of 1933.

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In accordance with Regulation M under the Securities Exchange Act of 1934, neither we nor the selling stockholder may bid for, purchase or attempt to induce any person to bid for or purchase, any of our common stock while we or they are selling stock in this offering. Neither we nor any of the selling stockholder intends to engage in any passive market making or undertake any stabilizing activity for our common stock. The selling stockholder will not engage in any short selling of our securities. Further, under the rules and regulations of FINRA any broker-dealer may not receive discounts, concessions, or commissions in excess of 8% in connection with the sale of any securities registered hereunder.

DESCRIPTION OF SECURITIES

Our authorized capital stock currently consists of 2,000,000,000 shares of common stock, $0.001 par value per share. The Company’s shares structure currently consists of 1,000,000,000 authorized shares of Class A Common Stock, 500,000,000 authorized shares of Class B Common Stock and 500,000,000 authorized shares of Class C Common Stock. As of December 11, 2017 there are approximately 30,799,046 shares of our Class A Common Stock issued and outstanding; 6,000,000 shares of our Class B Common Stock issued and outstanding; and 73,400,000 shares of our Class C Common Stock issued and outstanding.

COMMON STOCK

The holders of our Class A Common Stock are entitled to one vote per share, the holders of our B Common Stock are entitled to ten votes per share, and holders of our Class C Common Stock are not entitled to vote. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Company.

Our Common Stock does not provide the right to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights. Our Class A common stockholders are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Our Class B common stockholders are entitled to ten non-cumulative votes per share on all matters on which stockholders may vote. The Class A and Class B shareholders vote together as a single class on all matters submitted to a vote or for the consent of the stockholders of the Company. Please refer to the Company’s Articles of Incorporation and the applicable statutes of the State of Delaware for a more complete description of the rights of holders of the Company’s Common Stock.

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DIVIDEND POLICY

We have not paid any cash dividends to stockholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions and other pertinent factors. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

WARRANTS

There are no outstanding warrants to purchase our securities.

OPTIONS

There are no outstanding options to purchase our securities.

INTERST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our Common Stock was employed on a contingency basis or had or is to receive, in connection with the Offering, a substantial interest, directly or indirectly, in our Company. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

AUDITING MATTER

Our financial statements for the fiscal year s ended August 31, 2017 and August 31, 2016 have been audited by Michael T. Studer CPA P.C., an independent registered public accounting firm located at 111 West Sunrise Highway, Second Floor East, Freeport, NY 11520 and have been included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with this Registration Statement will be passed upon the validity of the Common Stock offered under this Prospectus by The Law Offices of T. J. Jesky, 200 West Madison Suite 2100, Chicago, IL 60606. TJ Jesky is a small shareholder of the Registrant. This plan registers shares, which were issued for legal services rendered to the Company.

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ORGANIZATION WITHIN THE LAST FIVE YEARS

The Company was organized August 26, 2010 (Date of Inception) under the laws of the State of Nevada, as JA Energy. The Company was incorporated as a subsidiary of Reshoot Production Company, a Nevada corporation and became a fully reporting Company on January 5, 2011. Reshoot Production Company was incorporated October 31, 2007, and, at the time of spin off Reshoot Production Company was listed on the Over-the- Counter Bulletin Board. On November 21, 2016, the Company reincorporated in Delaware under the name UBI Blockchain Internet LTD.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. The shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Rule 144

When the Company became fully reporting, it originally registered 65,846,667 shares (SEC File number: 333-169485) as a dividend spin-out to all of the forty-five (45) shareholders of Reshoot Production Company and the Company subsequently registered 6,000,000 shares (SEC File number; 333-179516) to four (4) foreign investors. The Company also issued unregistered 5,145,682 shares since its inception and returned to Treasury for cancellation 33,583,149 shares. This equates to 43,409,200 shares. On February 9, 2016, the Company decreased its issued and outstanding shares 1 for 200. After the reverse split there were 217,046 shares issued and outstanding. On or about October 3, 2106, the Company issued issue 30,000,000 unregistered restricted Class A Common Stock, 6,000,000 unregistered restricted Class B Voting Common Stock, and 40,000,000 unregistered restricted Class C Common Stock in exchange for $200,000. On April 3, 2005 the Company issued 8,400,000 unregistered restricted Class C non voting common shares, to 44 new shareholders for consulting services. On May 1, 2017, the Company issued 500,000 unregistered restricted Class A common shares to a independent consultant. As of May 16, 2017, the Company agreed to issue 25,000,000 unregistered restricted Class C common stock for 100% acquisition of Shenzhen Nova E-commerce, Ltd. And, on October 2, 2017, the Company issued 82,000 unregistered restricted Class A stock in exchange for legal services.

With the exception of 217,046 Class A Common Stock, all of our shares are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. During the time that we were a “shell company,” holders of our restricted securities were not be able to rely on Rule 144 in connection with the sale of those restricted securities. Since only our Class A Common stock is quoted on the OTC-QB, the holders of Class A Common stock have the ability to liquidate their stock, in the open market, once the restricted legend is removed. There are no assurances than an active market will develop for our shares, which would make the Class A Common shares difficult to sell. Since our Class B and Class C Common stock are not quoted any exchange, holders of Class B and C Common stock may find their stock to be very illiquid. Any investment in our Class B and C Common stock may be highly illiquid and without a market value.

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In general, Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, provides:

If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

If the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

Except as provided in Rule 144, the amount of securities sold for the account of an affiliate of the issuer in reliance upon this section shall be determined as follows: If any securities are sold for the account of an affiliate of the issuer, regardless of whether those securities are restricted, the amount of securities sold, together with all sales of securities of the same class sold for the account of such person within the preceding three months, shall not exceed the greatest of: (A) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (B) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan during the four-week period specified in paragraph (e)(1)(ii) of Rule 144.

Special provisions for “Shell Companies”

The provisions of Rule 144 are not available for the resale of securities initially issued by a “shell company” which is defined as an issuer, other than a business combination related shell company, as defined in Rule 405, or an asset-backed issuer, as defined in Item 1101(b) of Regulation AB, that has no or nominal operations; and either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets; or an issuer that has been at any time previously an issuer described in paragraph (i)(1)(i) of Rule 144.

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Another important factor to be considered while being deemed a “shell company” is that we could not file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan.

There can be no assurance that we will be able to obtain any financing if or when it is needed on terms we deem acceptable due to being deemed a “shell company.” Any additional financing may not be available to us, or if available, may not be on terms favorable to us due to being deemed a “shell company.”

Notwithstanding paragraph (i)(1) of Rule 144, if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current “Form 10 information” with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the SEC.

The term “Form 10 information” means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC.

In order for Rule 144 to be available, UBI Blockchain Internet must have certain information publicly available. We plan to publish information necessary to permit transfer of shares of our common stock in accordance with Rule 144 of the Securities Act, in as much as we have filed the registration statement with respect to this prospectus.

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DESCRIPTION OF BUSINESS

Company History

The Company was organized August 26, 2010 (Date of Inception) under the laws of the State of Nevada, as JA Energy. The Company was incorporated as a subsidiary of Reshoot Production Company, a Nevada corporation. Reshoot Production Company was incorporated October 31, 2007, and, at the time of spin off was listed on the Over-the-Counter Bulletin Board.

From August 2010 to May 2014 the Company was in the business of designing a suite of modular, self-contained, fully automated, climate controlled units for distributed production of energy. While some of these products were proven to be technologically viable, none were ever developed to the point where they were ready for introduction to the marketplace.

On or about September 30, 2014, the Board of Directors approved the formation of a new company called Peak Energy Holdings, a Nevada corporation, where each shareholder in the Company received one share of common of Peak Energy Holdings for each share of common stock owned in the Company and one share of preferred stock of Peak Energy for each share of preferred share owned in the Company. As part of the transaction, the Company spun-off all of its assets and liabilities into Peak Energy. Further, the spin-off subsidiary operated as an independent entity separate entity from the Company with new management operating the current core business of Peak Energy for the benefit of the original stockholders. The effect of this action allowed the Company to explore new business opportunities without the burden of the assets and liabilities on the corporate books.

On November 21, 2016, the Company changed its corporate name to UBI Blockchain Internet, LTD, and changed the state of incorporation from the State of Nevada to the State of Delaware pursuant to a plan of conversion in connection with which the Company adopted a new certificate of incorporation under the laws of the State of Delaware.

On May 16, 2017, the Company acquired 100% ownership of Shenzhen Nova E-commerce, Ltd., a private Shenzhen Chinese corporation in exchange for 25,000,000 unregistered restricted Class C common shares. In April, 2017 Shenzhen Nova E-commerce began its operations of an online store in China selling a wide range of products including maternal and infant products, cosmetics, wine, household goods, digital and luxury products.

UBI Blockchain Internet Ltd. business encompasses the research and application of blockchain technology with a focus on the Internet of things covering areas of food, drugs and healthcare. Management plans to focus its business in the integrated wellness industry, by providing procedures for safety and effectiveness in food and drugs, but also preventing counterfeit or fake food and drugs. With the advancement of the blockchain technology, the Company plans to trace a food or drug product from its original source within the context of the internet of things to the final consumer.

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Overview

UBI’s business encompasses the research and application of blockchain technology with a focus on the Internet of Things (“IoT”) covering areas of food and drugs, healthcare, just to name a few. The Company will leverage the stock market to build a new business technology platform, specialized in the safety and freshness keeping of food and drugs within the context of micro and macro environment of the human life. The Company has no revenues, has yet to develop any products for sale and has no customers at this time.

UBI plans to set up teams, that are dedicated to blockchain application and research, application of the internet of things, IT and data analytics in order to achieve its business goals.

An Internet of Things is defined as: the internetworking of physical devices, vehicles (also referred to as “connected devices” and “smart devices”), buildings, and other items embedded with electronics, software, sensors, actuators, and network connectivity that enable these objects to collect and exchange data. The IoT allows objects to be sensed and/or controlled remotely across existing network infrastructure, creating opportunities for more direct integration of the physical world into computer-based systems, and resulting in improved efficiency, accuracy and economic benefit. Blockchain, originally block chain, is defined as: a distributed database that maintains a continuously-growing list of ordered records called blocks. Each block contains a timestamp and a link to a previous block. By design, blockchains are resistant to modification of the data - once recorded, the data in a block cannot be altered retroactively. The Company plans to develop and specialize in the design, development, promotion and sales of blockchain technology and internet of things.

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Our Chinese language website is: www.globalubi.com. The website is referenced herewith for informational purposes only, it is not part of this Registration Statement.

Industry Trends

Recent advances in streamlining video, monitoring sensors, high-speed broadband internet, introducing wireless standards (such as Bluetooth low-power) and other technologies have brought about the emergence of virtual transactions and investment plans that individuals and businesses can base on their spending habits to measure data that monitoring equipment and applications to receive real-time feedback and to fit a wide range of personal and corporate preferences for reliability at home.

Blockchain techniques have shown considerable adaptability in recent years, as various market sectors have sought to find ways of incorporating capabilities into their operations. While most of the focus has so far been on financial services industry, this has begun to change. For example, the use of blockchain technology to support digital electronic payments to counter counterfeit drugs in the pharmaceutical industry. The adaptability of blockchain to a large number of applications has been one of the driving forces of the technology’s growing interest in past few years. As solution for organization and ledger needs, the most recent market for blockchain technology is pharmaceutical industry.

The use blockchain technology and internet of things is being employed to address universal healthcare industry regarding food and drug safety and labor relations management. At present, management believes that there exists confusion of Chinese medicine industry including fake drugs, bad medicine serious phenomenon, no regulated production, no guaranteed efficacy of traditional Chinese medicine. The excessive use of antibiotics, poison capsules incidents, vaccine cases ginkgo leaf, licorice tablets and other major drug cases, have seriously affected people’s physical and mental health. Therefore, food and drug safety relates to vital interests of millions of people’s social problems. From current safety issues of food and drug, we see scientific and exact drug management issues.

Management believes that the blockchain technology and internet of things promote industrial information and emergence of possible technological solutions. Through integration of blockchain technology for the core of internet of things to establish a seamless industrial chain so as to achieve food and drug safety control and enterprise relations management. Internet of Things is the extension and continuation of internet. IoT can increase the ubiquity of the internet by integrating every object for interaction via radio frequency identification (RFID) devices, infrared sensors, global positioning systems, laser scanners and other information sensing equipment, which leads to a highly distributed network of devices communicating with human beings as well as other devices. IoT is opening opportunities for a large number of novel applications that promise to improve quality of lives. In recent years, IoT has connected with blockchain, exchange and communication for intelligent identification, location, tracking, monitoring and management of a network. This technology is still in its infancy.

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A universal healthcare system covers all citizens seeking to achieve efficiencies by integrating the basic functions of healthcare delivery, health insurance, distribution of healthy food and drug safety and labor relations management. Based on the full integration of internet of things with blockchain technology, this technology can change old systems. Blockchain technology is a distributed database that maintains a continuously-growing list of records called blocks. Each block contains a timestamp and a link to a previous block. The data in a block cannot be altered retrospectively. Blockchain has characteristics such as decentrality, openness and transparency, autonomy, security of information that cannot be tampered with, and anonymity, these features can strengthen solution to drug and food safety issues, as well as getting more meaningful solution to enterprise labor relations management.

Blockchain technology-based applications

Management plans to focus its business in the integrated wellness industry, which providing procedures for safety and effectiveness in food and drugs, but also preventing counterfeit or fake food and drugs. With the advancement of the blockchain technology, we can trace a food or drug product all the way up to its original source within the context of the internet of things.

We are in the early stages of blockchain technology, which can store decentralized and distributed software ledger with complete transaction history. Blockchain technology has a wide range of potential applications, in addition to financial, real estate, back office systems and stock trading applications. Blockchain is a distributed ledger agreement that allows projects or transactions to be transparently registered and is first developed for use in a variety of industries to offer a wide range of services including banking, stock trading, real estate and even global diamond sales. More and more financial giants join blockchain technology applications and research and development, including IBM, Microsoft, Intel, Blockstream and Thompson Reuters, to further accelerate blockchain technology as a maturity and development system. Management believes the investments in the field of blockchain are growing. Due to maturity and safety of blockchain technology, it can play a role in many fields, and management believes its application field and development potential offer a growth opportunity for the Company.

The five features of blockchain include: de-centralization, openness, autonomy, non-tampering and anonymity. These features make blockchain an advantage in science and finance. Blockchain technology is a decentralized, distributed ledger that allows each transaction to be recorded and verified by network, which means that they do not need a central regulator such as a bank or financial institution. Transactions are also anonymous and theoretically real-time, although recent network over-saturation has led to this problem. The block-based distributed accounting technology, combined with its artificial intelligence and internet of things technologies, makes it possible for billions of smart technologies to connect to internet for greater security, allowing virtual time travel and allowing regulators to return to the point at which the problem occurred.

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One of potential application of this technology is the creation of registers based on blockchain of IoT devices, and the use of artificial intelligence programs to perform automated intelligent diagnostics and more advanced functions, which can ultimately lead engineers and regulators to virtualize clock backwards. At the same time, blockchain technology can reduce audit costs; reduce distrust of central node, so that flow of financial assets is more transparent and convenient. In fact, current blockchain technology is indeed application of digital electronic payments to “blockchain +” transition extension from financial sector gradually to IoT and other non-financial areas which will trigger more and greater industrial restructuring and revolution. It is our time to enter real power blockchain technology.

The central concept and future development of blockchain are trends of things fit, leading gradual self-government of things. Blockchain technology is a good solution: infrastructure investment, high maintenance costs and data security issues. Blockchain technology support IoT which is an extension and more advanced stage of internet. Blockchain technology research and application will make IoT networking shine. Blockchain’s point-to-point communication platform gives a subtle solution. Blockchain technology creates a shared, distributed, digital book between network nodes to record transactions, rather than storing them on a central server. Thus eliminating the need for central verification. It provides a way to create a consensus network without having trust a single node, and data store does not need to be stored in a central server, but by sharing it to all nodes in the network.

Internet of Things (IoT) is about creating digital representations of real-world objects. It is a phenomenon that draws on rapid developments within IT, ICT and telecommunications to spark insights and to help companies create entirely new types of services and business areas. Management believes that the Internet of Things will be the next technology to promote the rapid development of the world’s important productive forces.

Health Care Business Focus

Management believes that the global IoT in healthcare market is growing at a significant growth rate, due to increasing demand for advanced healthcare information system, and growing prevalence of chronic and lifestyle associated diseases.

The IoT applications in healthcare, such as telemedicine, medication management, clinical operations and workflow management, inpatient monitoring, helps in compiling services related to diagnosis, treatment, care, and rehabilitation. They improve communication between patients and healthcare providers, in order to reduce medication errors, and provide better coordinated care.

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Blockchain technology supports IoT which is an extension and more advanced stage of internet. Blockchain’s point-to-point communication platform problem, gives a subtle solution. Blockchain technology creates a shared, distributed, digital book between network nodes to record transactions, rather than storing them on a central server. Thus eliminating need for central verification. It provides a way to create a consensus network without having to trust a single node, and data store does not need to be stored in a central server, but by sharing it to all nodes in network. Blockchain technology can also help solve medical field of data privacy and other issues, such as custody of electronic medical records, safe storage of genetic data, drug security and so on.

The Market Opportunity

The Company is in the early stages of blockchain technology, which can store decentralized and distributed software ledger with complete transaction history. Blockchain technology has a wide range of potential applications, in addition to financial, real estate, and back office systems. Blockchain can be utlized as a distributed ledger agreement that allows projects or transactions to be transparently registered and can be used in a variety of industries to offer a wide range of services including banking, stock trading, real estate and even global diamond sales.

Blockchain technology can play a role in many fields. Blockcchain transactions are theoretically real-time. The block-based distributed accounting technology, combined with its artificial intelligence and internet of things technologies, makes it possible for countless of smart technologies to connect to internet for greater security, allowing technicians to return to the point at which the problem occurred. One of potential applications of this technology is the creation of registers based on blockchain of IoT devices, and the use of artificial intelligence programs to perform automated intelligent diagnostics and more advanced functions, which can ultimately lead engineers and technicians to virtualize clock backwards. At the same time, blockchain technology can reduce audit costs; reduce distrust of central node, so that flow of financial assets is more transparent and convenient. In fact, current blockchain technology is indeed application of digital electronic payments to “block chain +” transition extension from financial sector gradually to IoT and other non-financial areas which will trigger more and greater industrial restructuring and revolution.

The internet of things is based on computer science, including network, electronics, radio frequency, induction, wireless, artificial intelligence, bar code, cloud computing, automation, embedded technology as an integrated technology. Internet of things is called the third wave of the world information industry revolution, after computer revolution, and the second internet revolution. Management believes that within 10 years, internet of things will be widely used in intelligent medicine, intelligent transportation, environmental protection, government work, public safety, safety home, intelligent home appliance, industrial monitoring, elderly care, personal health, intelligent building, green agriculture and breeding, surveillance, imaging, computers, mobile phones and other fields.

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Blockchain technology is a good solution for: infrastructure investment, high maintenance costs and data security issues. Blockchain technology supports IoT which is an extension and more advanced stage of internet. Blockchain technology research and application will make IoT networking more efficient. Blockchain technology creates a shared, distributed, digital book between network nodes to record transactions, rather than storing them on a central server. This eliminates the need for central verification. It provides a way to create a consensus network without having to trust a single node, and data store does not need to be stored in a central server, but by sharing it to all nodes in network. Blockchain technology can also solve medical field of data privacy and other issues, such as custody of electronic medical records, safe storage of genetic data, and drug security.

Our Strategy

Our growth strategy is substantially dependent upon our ability to market our product successfully to prospective clients in the target markets, which shall initially be China, Europe and the United States. This requires that we heavily rely upon our development and marketing partners in the target markets. Failure to select the right development and marketing partners in the target markets and other target markets will significantly delay or prohibit our ability to develop the products and services, market the products and gain market acceptance. Our products and services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

It is our management’s strategy is to make UBI the premier online investment and communication platform in key markets in China, and later on we may expand into Europe and North America. There are no assurances that management will be able to successfully execute this strategy. In an effort to achieve this goal, we intend to do the following:

● Introducing innovative products

We plan to develop commercially applicable blockchain based payment and other functions, such as product tracking. We aim at satisfaction of user experience, covering the consumption after sales.

● Create brand awareness and drive sales of our products and services in key markets

We intend to target our marketing efforts to create global awareness of our brand and drive sales of our products and services in the key markets of China.

● Employ professional investment professionals, academics, university professors and communication professionals

We plan to employ investment professionals, academics, university professors and communication professionals from around the world to develop technologies applications to human beings.

● Coordinate with strategic partners in each of the target markets for marketing and distribution

We believe that international markets represent a significant growth opportunity for us and we intend to expand sales of our intended products and services globally through selected retailers and strategic partnerships. We plan to work with key partners in the target markets to provide marketing and distribution expertise and assistance. Although it may be challenging to gain market acceptance in these markets, we believe the assistance of such experts will expedite the process.

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Competitive Strengths

We believe that the following strengths position us to build our business model:

A. Building a Creative Commercial Platform through Independent Design and Development

We plan to make an integrated platform that incorporates the blockchain technology, internet of things, and a stock market. This platform when built, will support blockchain based payment, the convenience of internet of things, with the speed, safety, and convenience not yet experienced. We plan to establish a brand name of “Global UBI” for our intended products and services.

B. Management Believes We Have Good Relations in China’s Healthcare Industry

In China, we believe that our management has good relations in the field of integrated health industry for scientific research and development, raw material production base and other industrial chains. Our management is also familiar with the international pharmaceutical market and the food market. We believe that technology is the top productive force. The effective combination of blockchain technology and Internet of Things technology which exclude all possible human factors, its centralization, transparency and chain cannot be tampered with, traceability, etc. can solve the drug and food safety issues.

Target Market

At present, fake drugs are common in China, as there exists little regulation of production, and no guaranteed efficacy of traditional Chinese medicine. There has been an excessive use of antibiotics, poison capsules incidents, vaccine cases ginkgo leaf, licorice tablets and other major drug cases, seriously affecting people’s physical and mental health. Therefore, food and drug safety is related to the vital interests of millions of people in China.

Sources of Income and Pricing

We plan to use application of information technology (IT), blockchain technology and IoT technology that permeate virtually all aspects of corporate and social activity, effective combination of food and drugs safety and management of labor relations. The products and services enabled by it have had a major impact to the healthcare industry. As we look to the future, emerging technologies raise new trend in security, law enforcement, privacy, safety in food and drug of healthcare industry.

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Sales and Marketing

The Company plans to place an emphasis on social media for the marketing and advancement of blockchian, internet of things, and technological innovation platform as well as the traditional health application, food and drug production process chain for more transparent transactions. The Company plans to implement original sources of procurement advantages, and preferred overseas products. For the domestic high-end consumers, we provide more efficient, convenient and affordable imports of quality goods.

Management believes Chinese consumers are more likely to consider buying a product if they see it mentioned on a social-media site and more likely to purchase a product or service if a friend or acquaintance recommends it on a social-media site.

Chinese consumers rely heavily upon peer-to-peer recommendations over general mass advertising. In general, the Chinese populace is skeptical of information from news sources and advertising and rely more on word-of-mouth from friends, family, and key opinion leaders, many of whom share information on social media.

While messaging and sharing photos is as popular in China as in other regions, one aspect of usage in the country stands out: social media has a greater influence on purchasing decisions for consumers in China than for those anywhere else in the world. Due to the widespread use of social media in China, the Company will focus its marketing efforts on this medium. The Company will be present with its own social media site on the largest Chinese social media platforms. Sale of our intended products and services will take place on the portal. With regards to North America and European Market, we anticipate employing a similar strategy. Our most important profit and revenue will come from our development of drugs, food safety software, and system platform technology to promote sales and transfer technology. These software technologies and platform technologies will be widely used in health industry businesses and regulatory agencies.

Manufacturing

The Company does not at this time engage in any manufacturing but may engage in manufacturing of products to be sold on the Company’s website in the future.

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Government Regulation

We are or may become subject to a variety of laws and regulations in the State of Delaware, where we are incorporated, the United States and the People’s Republic of China (“PRC”) that involve matters central to our business, including laws and regulations regarding privacy, data protection, data security, data retention, consumer protection, advertising, electronic commerce, intellectual property, manufacturing, anti-bribery and anti-corruption, and economic or other trade prohibitions or sanctions. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws.

In particular, there are numerous U.S. federal, state, and local laws and regulations and foreign laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data, the scope of which is changing, subject to differing interpretations, and may be inconsistent among different jurisdictions. We strive to comply with all applicable laws, policies, legal obligations, and industry codes of conduct relating to privacy, data security, and data protection. However, given that the scope, interpretation, and application of these laws and regulations are often uncertain and may be conflicting, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure to comply with our privacy or security policies or privacy-related legal obligations by us or third-party service-providers or the failure or perceived failure by third-party apps, with which our users choose to share their data, to comply with their privacy policies or privacy-related legal obligations as they relate to the data shared with them, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, may result in governmental enforcement actions, litigation, or negative publicity, and could have an adverse effect on our brand and operating results.

We plan to develop solutions to ensure that data transfers from the E.U. provide adequate protections to comply with the E.U. Data Protection Directive. If we fail to develop such alternative data transfer solutions, one or more national data protection authorities in the European Union could bring enforcement actions seeking to prohibit or suspend our data transfers to the U.S. and we could also face additional legal liability, fines, negative publicity, and resulting loss of business.

Governments are continuing to focus on privacy and data security and it is possible that new privacy or data security laws will be passed or existing laws will be amended in a way that is material to our business. Any significant change to applicable laws, regulations, or industry practices regarding our users’ data could require us to modify our services and features, possibly in a material manner, and may limit our ability to develop new products, services, and features. Although we have made efforts to design our policies, procedures, and systems to comply with the current requirements of applicable state, federal, and foreign laws, changes to applicable laws and regulations in this area could subject us to additional regulation and oversight, any of which could significantly increase our operating costs.

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The labeling, distribution, importation, marketing, and sale of our intended products are subject to extensive regulation by various U.S. state and federal and foreign agencies, including the CPSC, Federal Trade Commission, Food and Drug Administration, or FDA, Federal Communications Commission, and state attorneys general, as well as by various other federal, state, provincial, local, and international regulatory authorities in the countries in which our intended products and services are distributed or sold. If we fail to comply with any of these regulations, we could become subject to enforcement actions or the imposition of significant monetary fines, other penalties, or claims, which could harm our operating results or our ability to conduct our business.

The global nature of our business operations also create various domestic and foreign regulatory challenges and subject us to laws and regulations such as the U.S. Foreign Corrupt Practices Act, or FCPA, the U.K. Bribery Act, and similar anti-bribery and anti-corruption laws in other jurisdictions, and our intended products are also subject to U.S. export controls, including the U.S. Department of Commerce’s Export Administration Regulations and various economic and trade sanctions regulations established by the Treasury Department’s Office of Foreign Assets Controls. If we become liable under these laws or regulations, we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain products or services, which would negatively affect our business, financial condition, and operating results. In addition, the increased attention focused upon liability issues as a result of lawsuits, regulatory proceedings, and legislative proposals could harm our brand or otherwise impact the growth of our business. Any costs incurred as a result of compliance or other liabilities under these laws or regulations could harm our business and operating results.

PRC Government Regulations

Because our business and employees are located in the PRC, our business is also regulated by the national and local laws of the PRC. We believe our conduct of business complies with existing PRC laws, rules and regulations.

General Regulation of Businesses

We believe we are in material compliance with all applicable labor and safety laws and regulations in the PRC, including the PRC Labor Contract Law, the PRC Production Safety Law, the PRC Regulation for Insurance for Labor Injury, the PRC Unemployment Insurance Law, the PRC Provisional Insurance Measures for Maternity of Employees, PRC Interim Provisions on Registration of Social Insurance, PRC Interim Regulation on the Collection and Payment of Social Insurance Premiums and other related regulations, rules and provisions issued by the relevant governmental authorities from time to time.

According to the PRC Labor Contract Law, we are required to enter into labor contracts with our employees. We are required to pay no less than local minimum wages to our employees. We are also required to provide employees with labor safety and sanitation conditions meeting PRC government laws and regulations and carry out regular health examinations of our employees engaged in hazardous occupations. Violations of the PRC Labor Contract Law and the PRC Labor Law may result in the imposition of fines and other administrative and criminal liability in the case of serious violations. In addition, according to the PRC Social Insurance Law, employers like our PRC subsidiaries in China must provide employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance, medical insurance, and housing funds.

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Foreign Currency Exchange

The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended (2008). Under these Rules, RMB is freely convertible for current account items, such as trade and service-related foreign exchange transactions, but not for capital account items, such as direct investment, loan or investment in securities outside China unless the prior approval of, and/or registration with, the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, or its local counterparts (as the case may be) is obtained.

Pursuant to the Foreign Currency Administration Rules, foreign invested enterprises, or FIEs, in China may purchase foreign currency without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange (subject to a cap approved by SAFE) to satisfy foreign exchange liabilities or to pay dividends. In addition, if a foreign company acquires a subsidiary in China, the acquired company will also become an FIE. However, the relevant PRC government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from, and/or registration with, SAFE.

Employees

We have 18 full-time employees and we engage the services 44 non-employee contractors. Within our workforce, 8 employees are engaged in product development and 10 employees are engaged in business development, finance, human resources, facilities, information technology and general management and administration. We expect the number of full time employees to rise to more than 25 by the end of December, 2017. We have no collective bargaining agreements with our employees and we have not experienced any work stoppages. We consider our relationship with our employees to be good.

Recent Event

On May 16, 2017, the Board of Directors of the Company ratified and approved an Acquisition Agreement with Shenzhen Nova E-commerce, Ltd., (“NOVA”), a private Shenzhen Chinese corporation. Nova’s headquarters are located at: Tower A, 1 Qianwan One Rd, Qianhai Shengang Cooperative Zone, Shenzhen, China. Under the terms of the Agreement UBI acquired 100% ownership of Nova in exchange for 25,000,000 unregistered restricted Class C common shares by UBI. The Board of Directors of both entities approved the Acquisition Agreement, as well as the majority of shareholders. The Chinese government approved the acquisition as of August 28, 2017. The Business License Chinese Uniform Social Credit Code is: 91440300MA5DDCB527. Now that the transfer of ownership has been completed, the 130 owners of NOVA received their Class C common shares, based on their pro-rata ownership of NOVA.

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About Shenzhen Nova E-commerce, Ltd

Shenzhen Nova E-commerce Ltd. (“NOVA”) was incorporated on May 26, 2016 and currently operates an online store in China selling a wide range of products including maternal and infant products, cosmetics, wine, household goods, digital and luxury products. Nova’s website became operational in April, 2017.

Nova’s operations prior to the date of acquisition, included, but was not limited to:

●	Researching and developing business opportunities unique to a Chinese customer base
●	Building corporate infrastructure and administration
●	Integration of multiple technologies and programs
●	Building Business Relationships
●	Human resource staffing
●	Training personnel
●	Equipment procurement
●	Building the corporate website
●	Developing marketing strategies in order to capitalize on commercialization activities
●	Establish and maintain strategic collaborations with product suppliers
●	Obtain financing to implement the business activities

NOVA is registered in Qianhai Free Trade Zone, China. Its business operation is an e-commerce platform offering online retail service, via OYA Mall. From its inception on May 26, 2016 through April, 2017, NOVA has been building its website and infrastructure. Nova has commenced its pilot operation in April 2017.

NOVA’s Chinese language website is: www.oyamall.com. The website is operational, where customers can buy products, including food, non-prescription medicine, skin care products etc. offered on the website. For the purpose of this Registration Statement, the website is not part of this Registration Statement, but referenced for informational purposes.

DESCRIPTION OF PROPERTY

The Company owns no real property. Our administrative offices are located at: SmartSpace 3F, Level 9, Unit 908, 100 Cyberport Rd., Hong Kong, People’s Republic of China., telephone: (212) 372-8836. The Company has been using this Hong Kong office space provided by UBI Blockchain Internet, LTD. (a Hong Kong Company) at no cost to the Company. UBI Hong Kong owns 30,000,000 shares of the Company’s Class A common stock, 6,000,000 shares of the Company’s Class B common stock; and 40,000,000 shares of the Company’s C common stock. UBI Hong Kong will not seek reimbursement for providing this administrative space.

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LEGAL PROCEEDINGS

We are not a party to or otherwise involved in any legal proceedings.

In the ordinary course of our business, we expect that from time-to-time we will be involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

You should read the following discussion in conjunction with our financial statements and the related notes and other financial information included in this Form S-1. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Form S-1, particularly in the Section titled Risk Factors.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Plan of Operation

As of the date of this Registration Statement, we have serious concerns as to whether we have, and will have, sufficient cash flow to continue to operate for the next twelve months if we are not successful in developing blockchain technology with a focus on the Internet of things covering areas of food, drugs and healthcare. We will apply any proceeds from future revenues to help cover our expenditures. Unless sufficient revenues are recognized, we anticipate that our projected expenditures will most likely exceed any proceeds from those revenues over the next twelve months, which will require that we obtain new financing in order for us to pursue our current plan of operations. We plan to look for both public and private sources of financing. There can be no assurance, however, that we can obtain sufficient capital on acceptable terms, if at all. If we do not achieve the necessary financing, then we will not be able to proceed with our planned activities, which would materially adversely affect our financial condition, business prospects and results of operations.

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We anticipate generating losses and therefore we may be unable to continue operations in the future. We plan to rely on equity sales of our common shares in order to continue to fund our business operations. We would have to issue equity or enter into a strategic arrangement with a third party. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or other financing to fund our business operations. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Explanatory Paragraph in Our Independent Registered Public Accounting Firm Report

Our independent accountants have included a paragraph in their most recent report, in our audited financial statements for the year ended August 31, 2017 , regarding concerns about our ability to continue as going concern. We have further disclosed in our notes to the financial statements that we are dependent upon our ability to obtain financing and upon future profitable operations from the development of our business opportunities, and that there are no assurances that we will be able to meet our financial obligations in the future.

Company Background

UBI Blockchain Internet Ltd. business encompasses the research and application of blockchain technology with a focus on the Internet of things covering areas of food, drugs and healthcare. Management plans to focus its business in the integrated wellness industry, by providing procedures for safety and effectiveness in food and drugs, but also preventing counterfeit or fake food and drugs. With the advancement of the blockchain technology, the Company plans to trace a food or drug product from its original source within the context of the Internet of Things to the final consumer.

Results of Operations

Year Ended August 31, 2017 Compared to Year Ended August 31, 2016

For the fiscal year ended August 31, 2017 and 2016, we had no revenues.

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Expenses

Total operating expenses increased $1,814,000 from $13,079 in 2016 to $1,827,079 in 2017. Total stock-based compensation increased $1,366,667 in 2017 from $0 in 2016. Total cash based employee compensation increased $270,449 in 2017 from $0 in 2016. Total cash based professional and consulting fees increased $123,677 in 2017 from $0 in 2016. Other general and administrative expenses increased $53,207 from $13,079 in 2016 to $66,286 in 2017.

The increase in operating expenses resulted from the Company’s engagement in the blockchain internet business which commenced September of 2016 and the acquisition of Nova which was completed in August 2017. To execute its development strategy, the Company hired professional staff and consultants commenced during the fiscal year ended August 31, 2017. Consequently, stock-based compensation, wages, professional fees, consulting fees and other general and administrative expenses increased compared to the fiscal year ended August 31, 2016.

The Company had other income - net of $37,912 in the fiscal year ended August 31, 2017, which resulted from the gain on settlement of liabilities of $47,575 offset by the accrued interest-related party expense of $9,663.

Net loss increased $1,776,088 from a net loss of $13,079 in 2016 to a net loss of $1,789,167 in 2017. The increase resulted from the Company’s engagement in the blockchain internet business which commenced September of 2016 and the acquisition of Nova which was completed in August 2017 as explained above.

Liquidity and Capital Resources

As of August 31, 2017, the Company had total assets of $1,918,724 consisting of office equipment of $17,950, website development costs of $92,035, prepaid stock-based salaries and consulting fees of $1,793,333, and cash of $15,406 and total liabilities of $585,506. Our financial statements indicated that there was substantial doubt about the Company continuing as a going concern. Based on our current burn rate, we will run out of funds immediately without additional capital.

The Company has not generated any income as of August 31, 2017. The working capital was provided by a major shareholder of the Company. The Company has limited financial resources available, which has had an adverse impact on the Company’s liquidity, activities and operations. These limitations have adversely affected the Company’s ability to obtain certain projects and pursue additional business. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. In order for the Company to remain a Going Concern it will need to find additional capital. Additional working capital may be sought through additional debt or equity private placements, additional notes payable to banks or related parties (officers, directors or stockholders), or from other available funding sources at market rates of interest, or a combination of these. The ability to raise necessary financing will depend on many factors, including the nature and prospects of any business to be acquired and the economic and market conditions prevailing at the time financing is sought. No assurances can be given that any necessary financing can be obtained on terms favorable to the Company, or at all.

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Recent Accounting Pronouncements

Changes to accounting principles generally accepted in the United States of America (“U.S. GAAP”) are established by the FASB in the form of accounting standards updates (“ASUs”) to the FASB’s Accounting Standards Codification.

Management considers the applicability and impact of all ASUs. ASUs not listed were assessed and were either determined to be not applicable or are expected to have minimal impact on our consolidated financial position and results of operations.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS AND CORPORATE GOVERNANCE

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their resignation or removal by the Board of Directors. There are no family relationships among any of the directors and officers.

Name	Age	Position & Offices Held

Tony Liu	63	Chairman of the Board and CEO
Chan Cheung	60	CFO, Corporate Secretary
Jun Min	57	Director
Cosimo J. Patti	66	Director

All of the above Directors and Officers were appointed to their positions on January 3, 2017.

Set forth below is a brief description of the background and business experience of our officers and directors.

Tony Liu, Chairman of the Board and CEO.

Mr. Tony Liu brings almost 50 years of management, extensive leadership, strategy, risk management and marketing experience to to UBI. Mr. Liu served as a representative to the National People’s Congress in China, with his practical work experience in the Chinese community for many years. He has been Chairman of Hong Kong Silver Union Group Co., Ltd., since May, 2009. From 2001 - 2014 he was Chairman and Chief Executive Officer of American Oriental Bioengineering, Inc., a pharmaceutical company that produced and marketed prescription pharmaceutical products, over-the-counter pharmaceutical products and nutraceutical products, He is also a limited partner of Shenzhen Zhu Mao Investment Enterprise since July, 2015. Mr. Liu graduated with a major in Communications & Commands from Wuhan Communication College in 1986 and studied Integrated Marketing and Media at the University of Hong Kong in 2004. Mr. Liu studied in the Program of Sustainable Growth of Large Corporations sponsored by the School of Engineering and the School of Business at Stanford University. Mr. Liu passed the dissertation for his Doctor of Business Administration degree in September 2010 at Tarlac State University through a program jointly run by Beijing Normal University and Tarlac State University. This program is accredited by The Philippines Department of Education and China Department of Education.

Chan Cheung, Chief Financial Officer and Corporate Secretary

Mr. Chan Cheung is Certified Public Accountant, joined the Company in September, 2016. He brings to the management team over 30 years of financial and accounting experience in banking, finance, and management, before joining the Company. From April 2009 to August 2016, he worked as the Chief Financial Officer, Chief Compliance Officer and Corporate Secretary at Neo-Neon Holdings Ltd, a Hong Kong Stock Exchange listed company with the ticker symbol of HK.1868., where he was responsible for financial reporting, mergers & acquisitions, and strategic planning. He obtained a BS degree from Chinese University of Hong Kong in 1983, he is member of the Hong Kong Institute of Certified Public Accountants and Association of Chartered Certified Accountants.

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Jun Min, Director

Jun Min brings to the Company over 30 years of business experience in operations management, along with a vast amount of leadership, consumer industry, marketing experience and knowledge of the consumer and pharmaceutical products industries in China. Mr. Min worked at the Price Checking Department Bureau of Heilongjiang Province from 1987 to 1992. Subsequently, he worked for Three- Happiness Bioengineering, Co. Ltd. from 1994. In November 2008, Mr. Min joined the board of directors of China Aoxing Pharmaceuticals Co., Inc. (OTCBB:CAXG), a specialty pharmaceutical company specializing in research, development, manufacturing and distribution of a variety of pain killers and pain-management products. Mr. Jun Min has worked in the position of manager of corporate communications at Sanleyuan Group, in Hong Kong from 1993 to Present. From 2002 to 2014, he was Director and Vice President of American Oriental Bioengineering, Inc., a pharmaceutical company that produced and marketed prescription pharmaceutical products. Mr. Min received a BA in Business Management from Zhongyang Broadcast TV University in 1986.

Cosimo J. Patti, Director

Mr. Patti has over 50 years of business experience in managing corporate teams for both domestic and international operations, as well as compliance and sales organizations. Mr. Patti brings risk management, and financial experience in delivering products and services to consumers and businesses, he brings consumer and business insights, as well as a global perspective, to the Board. From 2004 to 2014, Mr. Patti was an independent director of American Oriental Bioengineering, Inc., a pharmaceutical company that produced and marketed prescription pharmaceutical products. Mr. Patti was the President and Chairman of Technology Integration Group, Inc. D/B/A FSI Advisors Group, a global Financial Services (Bulletin Board listed TING) consulting organization from 1999 to 2005. In May 2009, Mr. Patti was appointed to the Board of Directors of China XD Plastics Company Limited (NASDAQ:CXDC), a company engaged in the development, manufacturing, and distribution of modified plastics primarily for use in automotive applications. In June 2007, Mr. Patti joined the Board of Directors of Advanced Battery Technologies, Inc. (NASDAQ:ABAT). He was the Director of Strategic Cross-border Business with Cedel Bank from 1996 to 1999. Since 1986, Mr. Patti has served as an appointed arbitrator to the New York Stock Exchange and the National Association of Securities Dealers adjudicating cases involving client disputes and improprieties. Mr. Patti attended Brooklyn College from 1968 to 1970.

Board of Directors

Our board of directors consists of three members without any compensation.

Audit Committee

The company does not presently have an Audit Committee. No qualified financial expert has been hired because the company is too small to afford such expense.

Committees and Procedures

(1)	The registrant has no standing audit, nominating and compensation committees of the Board of Directors, or committees performing similar functions. The Board acts itself in lieu of committees due to its small size.

(2)	The view of the board of directors is that it is appropriate for the registrant not to have such a committee because its director participate in the consideration of director nominees and the board and the company are so small.

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(3)	The members of the Board who acts as nominating committee is not independent, pursuant to the definition of independence of a national securities exchange registered pursuant to section 6(a) of the Act (15 U.S.C. 78f(a).

(4)	The nominating committee has no policy with regard to the consideration of any director candidates recommended by security holders, but the committee will consider director candidates recommended by security holders.

(5)	The basis for the view of the board of directors that it is appropriate for the registrant not to have such a policy is that there is no need to adopt a policy for a small company.

(6)	The nominating committee will consider candidates recommended by security holders, and by security holders in submitting such recommendations.

(7)	There are no specific, minimum qualifications that the nominating committee believes must be met by a nominee recommended by security holders except to find anyone willing to serve with a clean background.

(8)	The nominating committee’s process for identifying and evaluation of nominees for director, including nominees recommended by security holders, is to find qualified persons willing to serve with a clean backgrounds. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a security holder, or found by the board.

Code of Ethics

We have not adopted a Code of Ethics for the Board and any salaried employees.

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EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for: (i) each person who served as the chief executive officer of our company at any time during the years ended August 31, 2016 and 2015, regardless of compensation level, and (ii) each of our other executive officers, other than the chief executive officer, serving as an executive officer at any time during 2016-2015. Compensation information is shown for fiscal years 2016 and 2015.

UBI Blockchain Internet, Ltd., Summary Compensation Table

		Year				Compen-
	Principal	Ending	Salary	Bonus	Awards	sation	Total
Name	Position	Aug 31,	($)	($)	($)	($)	($)

Tony Liu Appointed: January 3, 2017	CEODirector	2017	25,721	0	0	0	0

Chan Cheung Appointed: January 3, 2017	CFO	2017	108,030	0	0	0	0

Barry Hall	CEO/CFO/Director	2016	0	0	0	0	0
Appointed: Aug 30, 2013 Resigned: Jan. 3, 2017		2015	0	0	0	0	0

Frank Arnone	Secretary/Director	2016	0	0	0	0	0
Appointed: Apr 10, 2014 Resigned: Jan. 3, 2017		2015	0	0	0	0	0

Note: During 2016 Mr. Hall received $10,000 and Mr. Arnone received $5,000 as reimbursement for fees to cover past incidental expenses.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no arrangements or understandings pursuant to which a director or executive officer was selected to be a director or executive officer. There are no family relationships among our directors/officers.

Significant Employees

We have no significant employees other than Officers/Directors.

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Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4.	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.	was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

a.	Any Federal or State securities or commodities law or regulation; or
b.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or
c.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Audit Committee Financial Expert

We do not have an audit committee nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is the firm of Michael T. Studer CPA P.C., Freeport, NY. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with any of our officers/directors.

Compensation of Directors

We did not pay our directors any compensation during fiscal years ended August 31, 2017 and August 31, 2016.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Company’s Common Stock as of December 11, 2017 , with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. To the knowledge of the Company, each shareholder listed below possesses sole voting and investment power with respect to the shares indicated.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the U. S. Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60-days, such as options or warrants to purchase our common stock.

Security Ownership Table

Name of Beneficial Owner	Class A Common	Percent	Class B Common	Percent	Class C Common	Percent	Percent of Total Voting Power (1)
Named Executive Officers and Directors:
Tony Liu, CEO & Chairman (2)	30,000,000	97. 4%	6,000,000	100%	40,000,000	54.5%	99. 1%

Chan Cheung, CFO & Secretary (3)					100,000	0.1%

Jun Min, Director (4)

Cosimo J. Patti Director (5)					500,000	0.6%

All executive officers and directors as a group (4 persons)	30,000,000	97. 4%	6,000,000	100%	40,600,000	53.2%	99.1%

(1) Percentage of total voting power represents voting power with respect to all shares of our Class A Common Stock (30,799,046 issued and outstanding) and Class B Voting stock (6,000,000 shares issued and outstanding), as a single class. The holder of our Class B Voting Stock are entitled to ten votes per share, and holders of our Class A Common Stock are entitled to one vote per share. The 6,000,000 Class B shares have voting rights equal to 60,000,000 common shares. Percentage of Total Voting Power is calculated based on an aggregate of 90,799,046 (30,799,046 Class A Common + 60,000,000 Class B Voting Common) shares issued and outstanding. There are 73,400,000 non-voting Class C shares issued and outstanding.

2) Tony Liu, Smart-Space 3F, Level 9, Cyberport 3, 100 Cyberport Road, Hong Kong, People’s Republic of China. Tony Liu is the beneficial owner who exercises the sole voting and dispositive powers with respect to 30,000,000 Class A common shares, 6,000,000 Class B common shares, and 40,000,000 Class C common shares owned and has the ultimate voting control over the shares held in the name of UBI Blockchain Internet, LTD., a Hong Kong Company.

3) Chan Cheung, Smart-Space 3F, Level 9, Cyberport 3, 100 Cyberport Road, Hong Kong, People’s Republic of China.

4) Jun Min, Smart-Space 3F, Level 9, Cyberport 3, 100 Cyberport Road, Hong Kong, People’s Republic of China.

5) Cosimo J. Patti, Smart-Space 3F, Level 9, Cyberport 3, 100 Cyberport Road, Hong Kong, People’s Republic of China.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Chairman and CEO, Tony Liu is also our primary shareholder. He controls 30,000,000 shares of our Class A Common Stock, representing 99.4% ownership of the Class; 6,000,000 shares of our Class B Common Stock, representing 100% ownership of the Class; and 40,000,000 Class C Common Stock, representing 54.5% of the Class.

The Company has been using this Hong Kong office space provided by UBI Blockchain Internet, LTD. (a Hong Kong Company) at no cost to the Company. UBI Hong Kong is benefically owned by Tony Liu, the Chairman and CEO of the Company.

In the year ended August 31, 2017, Tony Liu, chief executive officer of the Company, paid a total of $514,081 of expenditures on behalf of the Company. The amount due to Tony Liu for these expenditures is interest bearing at a rate of 7% per annum. As of August 31, 2017, accrued interest amounted to $10,350. The advances and related accrued interest are due on demand.

Global Alliance Securities, LLC, 100 Wall Street, New York, NY 10005 has a long standing relationship with Mark DeStefano, the former debt holder of the Company. Mr. DeStefano asked Global Alliance Securities, LLC if they could help him find someone to pay off the debt the Company owed him in exchange for taking control of the Company. Global Alliance Securities found a buyer in China. As a finder’s fee for finding a buyer, Mr. DeStefano paid Global Alliance a fee of $20,000. The fee was paid based on a long standing relationship, there was no written agreement between the parties.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The Law Offices of T. J. Jesky has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in this registration statement have been audited by Michael T., Studer CPA P.C., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

67

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of UBI Blockchain Internet, Ltd. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

The public may read and copy any materials with the Commission at the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

We intend to furnish our stockholders with annual reports containing audited financial statements.

68

FINANCIAL STATEMENTS

UBI BLOCKCHAIN INTERNET, LTD.

August 31, 2017

August 31, 2016

(audited)

Page
Year ended August 31, 2017 and August 31, 2017 financials (audited):

Independent Auditor’s Report	F-1a
Balance Sheet	F-2a
Statement of Operations	F-3a
Statement of Changes in Stockholders’ Equity	F-4a
Statement of Cash Flows	F-5a
Notes to Financials	F-6a

69

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of UBI Blockchain Internet, Ltd. (formerly JA Energy)

I have audited the accompanying consolidated balance sheets of UBI Blockchain Internet, Ltd. (formerly JA Energy) (the “Company”) as of August 31, 2017 and 2016 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of UBI Blockchain Internet, Ltd. (formerly JA Energy) as of August 31, 2017 and 2016 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s present financial situation raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.

Freeport, New York

December 6, 2017

F- 1

UBI Blockchain Internet, Ltd.

(Formerly JA Energy)

Consolidated Balance Sheets

	August 31, 2017	August 31, 2016

Assets

Current Assets
Cash	$15,406	$-
Current portion of prepaid stock-based salaries and consulting fees	1,300,000	-
Total Current Assets	1,315,406	-

Office equipment, net of accumulated depreciation of $7,845 at August 31, 2017	17,950	-

Other Assets
Non-current portion of prepaid stock-based salaries and consulting fees	493,333	-
Website development costs	92,035	-
Total Other Assets	585,368	-

Total Assets	$1,918,724	$-

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:

Accounts payable and accrued liabilities	$71,425	$68,419
Advances from former related party	-	26,981
Due to related party	514,081	-
Bank overdraft	-	1,202
Notes payable - former related party	-	50,000
Total current liabilities	585,506	146,602
Total liabilities	585,506	146,602

Stockholders’ Equity (Deficit):
Preferred Stock: $0.001 par value, 5,000,000 shares authorized, 0 and 1,000,000 shares issued and outstanding as of August 31, 2017 and 2016, respectively	-	1,000
Class A common stock, $0.001 par value, 1,000,000,000 shares authorized, 30,717,046 and 217,046 shares issued and outstanding as of August 31, 2017 and 2016, respectively	30,717	217
Class B common stock, $0.001 par value, 500,000,000 shares authorized, 6,000,000 and 0 shares issued and outstanding as of August 31, 2017 and 2016, respectively	6,000	-
Class C common stock, $0.001 par value, 500,000,000 shares authorized, 73,400,000 and 0 shares issued and outstanding as of August 31, 2017 and 2016, respectively	73,400	-
Additional paid in capital	7,475,931	4,315,919
Stock subscription payable	90,521	90,521
Accumulated other comprehensive income	75	-
Accumulated deficit	(6,343,426)	(4,554,259)
Total stockholders’ equity (deficit)	1,333,218	(146,602)

Total liabilities and Stockholders’ Equity (Deficit)	$1,918,724	$-

The accompanying notes are an integral part of these consolidated financial statements.

F- 2

UBI Blockchain Internet, Ltd.

(Formerly JA Energy)

Consolidated Statements of Operations

For the Years Ended

	August 31, 2017	August 31, 2016

Revenue	$-	$-

Operating Expenses:
Employee compensation (including stock-based compensation of $193,333 and $0, respectively)	463,782	-
Consulting fees (including stock-based compensation of $1,173,334 and $0, respectively	1,198,334	-
Professional fees	98,677	-
Occupancy	13,953	-
Other	52,333	13,079
Total Operating Expenses	1,827,079	13,079

Loss from Operations	(1,827,079)	(13,079)

Other Income (Expenses)
Interest expense - related party	(9,663)	-
Gain on settlement of accounts payable and accrued liabilities	47,003	-
Gain on settlement of bank overdraft	572	-
Total Other Income (Expenses) - net	37,912	-

Net Loss	$(1,789,167)	$(13,079)

Net Loss per share of Class A, Class B, and Class C Common Stock
Basic and Diluted	$(0.02)	$(0.06)

Weighted Average Number of Class A, Class B, and Class C Common Shares
Basic and Diluted	76,849,922	217,046

The accompanying notes are an integral part of these consolidated financial statements.

F- 3

UBI Blockchain Internet, Ltd.

(Formerly JA Energy)

Consolidated Statements of Stockholders’ Equity

For the Years Ended August 31, 2017 and 2016

	Preferred Stock		Class A Common Stock		Class B Common Stock		Class C Common Stock		Additional Paid in	Stock Subscription	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Payable	Deficit	Income	Equity
Balance - August 31, 2015	100,000	$1,000	217,046	$217	-	$-	-	$-	$4,315,919	$90,521	$(4,541,180)	$-	$(133,523)
Net loss for the year ended August 31, 2016	-	-	-	-	-	-	-	-	-		(13,079)	-	(13,079)
Balance - August 31, 2016	100,000	1,000	217,046	217	-	-	-	-	4,315,919	90,521	(4,554,259)	-	(146,602)
Class A, Class B, and Class C common stock agreed to be issued on September 15, 2016 for $200,000 cash (collected September 14, 2016 and October 11, 2016)	-	-	30,000,000	30,000	6,000,000	6,000	40,000,000	40,000	124,000	-	-	-	200,000
Finder’s fee paid reqarding September 15, 2016 change in control agreement	-	-	-	-	-	-	-	-	(20,000)	-	-	-	(20,000)
Contributed capital collected October 11, 2016	-	-	-	-	-	-		-	17,500	-	-	-	17,500
Retirement of preferred stock - November 30, 2016	(100,000)	(1,000)	-	-	-	-	-	-	(32,735)				(33,735)
Class C common stock issued for stock based compensation - April 3, 2017	-	-	-	-	-	-	8,400,000	8,400	1,671,600	-	-	-	1,680,000
Class A common stock issued to a consultant - May 1, 2017	-	-	500,000	500	-	-	-	-	1,479,500	-	-	-	1,480,000
Class C common stock issued to stockholders of Shenzhen Nova E-commerce Ltd. - August 29, 2017							25,000,000	25,000	(79,853)	-	-	-	(54,853)
Foreign currency translation adjustment			-	-	-	-	-	-	-	-	-	75	75
Net loss for the year ended August 31, 2017	-	-	-	-	-	-	-	-	-		(1,789,167)	-	(1,789,167)
Balance - August 31, 2017	-	-	30,717,046	$30,717	6,000,000	$6,000	73,400,000	$73,400	$7,475,931	$90,521	$(6,343,426)	$75	$1,333,218

The accompanying notes are an integral part of these consolidated financial statements.

F- 4

UBI Blockchain Internet, Ltd.

(Formerly JA Energy)

Consolidated Statements of Cash Flows

For the Years Ended

	August 31, 2017	August 31, 2016

Cash Flows from Operating Activities
Net Loss	$(1,789,167)	$(13,079)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation expense	1,610	-
Stock-based compensation - consulting fees	1,173,334	-
Stock-based compensation - employees	193,333	-
Gain on settlement of accounts payable and accrued liabilities	(47,003)	-
Gain on settlement of bank overdraft	(572)	-
Increase (decrease) in accounts payable and accrued liabilities	25,358	144
Increase (decrease) in bank overdraft	(630)	-
Net cash used by operating activities	(443,737)	(12,935)

Cash Flows from investing activities
Purchase of office equipment	(5,932)	-
Net cash used by investing activities	(5,932)	-

Cash Flows from financing activities
Due to related party	378,216	-
Advances from (repayments to) former related party	(26,981)	12,935
Repayment of note payable to former related party	(50,000)
Buyback of preferred stock	(33,735)
Proceeds from sale of common stock - net	180,000
Contributed capital	17,500
Net cash provided by financing activities	465,000	12,935

Effect of exchange rate on cash	75	-
Net Increase (Decrease) in Cash	15,406	-
Cash and cash equivalents at beginning of period	-	-
Cash and cash equivalents at end of period	$15,406	$-

Supplemental Cash Flow Information:
Income taxes paid	$-	$-
Interest paid	$-	$-
Non-cash Investing and Financing Activities:
Issuance of 8,400,000 shares of Class C common stock to 7 employees and 38 consultants on April 3, 2017 changed to prepaid stock-based salaries and consulting fees	$1,680,000	$-
Issuance of 500,000 shares of Class A common stock to consultant on May 1, 2017 changed to prepaid stock-based salaries and consulting fees	$1,480,000	$-

Issuance of 25,000,000 shares of Class C common stock to stockholders of Shenzhen Nova E-commerce, Ltd. (“Nova”) on August 29, 2017 in exchange for Nova Capital Stock:
Carrying Value of Nova assets and liabilities at August 29, 2017:
Office equipment - net	$13,628	$-
Website development costs	92,035	-
Total Assets	105,663	-
Accounts payable and accrued liabilities	24,651	-
Due to related party	135,865	-
Total Liabilities	160,516	-
Excess of liabilities over assets	$54,853	$-

The accompanying notes are an integral part of these consolidated financial statements.

F- 5

UBI Blockchain Internet Ltd.

(Formerly JA Energy)

Notes to Consolidated Financial Statements

For The Years Ended August 31, 2017 and 2016

NOTE 1 – ABOUT THE COMPANY

The Company was organized August 26, 2010 (Date of Inception) under the laws of the State of Nevada, as JA Energy. The Company was incorporated as a subsidiary of Reshoot Production Company, a Nevada corporation. Reshoot Production Company was incorporated October 31, 2007, and, at the time of spin off was listed on the Over-the- Counter Bulletin Board. On November 21, 2016 the Company reincorporated in Delaware under the name UBI Blockchain Internet Ltd.

On September 30, 2014, the Board of Directors passed a resolution to form a new company called Peak Energy Holdings (Peak) with each shareholder in the Company receiving one share of common of Peak for each share of common stock in the Company and one share of preferred stock of Peak for each share of preferred stock of the Company.

On November 9, 2014, JA Energy (the “Company”) entered into an Irrevocable Asset and Liability Exchange Agreement (the “Agreement”). The Agreement dealt with the dividend spin-off of JA Energy’s wholly owned subsidiary, Peak Energy Holdings. At the JA Energy annual shareholder meeting, held on September 30, 2014, the shareholders of the Company approved the transfer of all of the assets and liabilities of the Parent into a wholly owned subsidiary. The subsidiary had the same characteristics and number of authorized and issued shares as the Parent, whereby all Preferred and Common shareholders in the Parent received a pro-rata stock dividend in the subsidiary that is equal to the number of shares they owned in the Parent on a one-for-one (1:1) basis. The major shareholders of the Company entered into a separate agreement with regards to the dividend spin-off. They agreed to and put into effect the following points upon the dividend spin-off of the Peak Energy Holdings from JA Energy:

F- 6

●	Mr. James Lusk (the largest debtor of JA Energy) transferred all assets and liabilities, as of March 31, 2014, from JA Energy to the Subsidiary to the extent legally assignable.

●	Two of the major shareholders in JA Energy transferred all ownership of their Preferred and Common stock held in the subsidiary to Mr. James Lusk.

●	Mr. James Lusk transferred all of the common stock ownership he owned and controlled in JA Energy to the major shareholders.

●	Mr. James Lusk provided a notarized signed letter addressed to the Company and auditor that he agreed to transfer all assets and liabilities, as of March 31, 2014, from the Parent to the Subsidiary to the extent legally assignable.

●	JA Energy warranted that any new liabilities incurred on the books of JA Energy after April 1, 2014 would not be transferred to the subsidiary.

●	JA Energy represented and warranted that there were no liabilities, actual or contingent, created in the subsidiary. Prior to the effective time of the transfer, the subsidiary would have no assets nor liabilities.

●	JA Energy warranted that since April 1, 2014, with the exception of the preferred voting shares, no other shares were issued, awarded or pledged to be issued. The number of common shares issued and outstanding in JA Energy at March 31, 2014 were the same number of the shares issued at the date of transfer.

●	Upon the completion of the transfer of assets and liabilities, shares were exchanged and the subsidiary was divested from JA Energy and now operates independent as a separate entity of JA Energy with its own management;

●	Mr. James Lusk took control of Peak Energy Holdings, independent of JA Energy.

●	All Parties indemnified and held harmless the other Parties from and against any and all losses, damages, liabilities, resulting or arising from these transactions.

The Agreement did not affect any other shareholders in the Company who maintained their share ownership of JA Energy, and have pro-rata ownership in Peak Energy Holdings following the dividend spin-off.

On September 15, 2016, the Company, with the approval of the Board of Directors agreed to issue 30,000,000 shares of unregistered restricted Class A Common Stock, 6,000,000 shares of unregistered restricted Class B Voting Common Stock, which carries a voting weight equal to ten (10) Common Shares, and 40,000,000 shares of unregistered restricted Class C Common Stock to UBI Blockchain Internet, LTD (“UBI Hong Kong”), a Hong Kong company, or assigns in exchange for $200,000. On September 26, 2016, pursuant to NRS 78.1955, the Board of Directors approved the filing of a Certificate of Designation with the Nevada Secretary of State to designate Class A, B and C common shares, par value $0.001. Concurrently with the filing of this Certificate of Designation, all Common Stock issued and outstanding became Class A Common Stock. Class B Common Stock carries a voting weight equal to ten (10) Common Shares. The Class B shares can be converted into fully paid and non-assessable Common Shares, on a one-to-one basis, at the option of the holder at any time upon written notice to the Company and its authorized transfer agent. Class C Common Stock has no voting rights. Upon the conversion or other exchange of all outstanding shares of Class B Common Stock into or for shares of Class A Common Stock, all shares of Class C Common Stock shall be automatically, without further action by any holder thereof, converted into an identical number of fully paid and non-assessable shares of Class A Common Stock on the date fixed therefore by the Board of Directors that is no less than sixty-one days and no more than one hundred and eighty days following such conversion or exchange.

On October 7, 2016, the 30,000,000 Class A shares and 6,000,000 Class B shares were issued. On November 21, 2016, the Company reincorporated in Delaware under the name UBI Blockchain Internet Ltd. and increased the number of authorized shares from 75,000,000 to 200,000,000 shares consisting of 130,000,000 authorized shares of Class A Common Stock, 6,000,000 authorized shares of Class B Common Stock and 64,000,000 authorized shares of Class C Common Stock. On March 1, 2017, the 40,000,000 shares of Class C common stock were issued. All of the preceding shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued under Regulation S to one (1) foreign entity who attested it is an accredited investor who is not a citizen or a resident of the USA.

F- 7

On January 3, 2017, the Company appointed four new directors, accepted the resignations of its two former directors and appointed Tony Liu (who controls UBI Hong Kong) as Chief Executive Officer of the Company.

Commencing in the three months ended February 28, 2017, the Company started research activities in Hong Kong relating to “blockchain” technology planned to be provided for future customers.

On March 1, 2017, the Company issued 40,000,000 shares of Class C common stock to our chief executive officer Tony Liu pursuant to the September 15, 2016 agreement (see above).

On April 3, 2017, the Company issued a total of 8.400,000 shares of Class C common stock to a total of 45 contractor employees and nonemployees (see Note 6).

On May 1, 2017, the Company issued 500,000 restricted shares of Class A common stock to an independent consultant for consulting services to be performed for the Company (see Note 6).

On May 24, 2017, the Company increased the number of authorized common shares from 200,000,000 shares to 2,000,000,000 shares (1,000,000,000 shares of Class A common stock, 500,000,000 shares of Class B common stock, and 500,000,000 shares of Class C common stock).

On August 29, 2017, upon the approval of the acquisition by the related PRC authorities, the Company issued a total of 25.000,000 shares of Class C common stock to shareholders of Shenzhen Nova E-commerce, Ltd. (“Nova”) in exchange for control of the business of Nova (see Notes 4 and 6).

NOTE 2 - GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has an accumulated deficit since inception of $6,343,426. The Company has not generated any meaningful revenues to date, and its ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. As described above, there was a change in control of the Company in October 2016.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from the outcome of this uncertainty.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

The relevant accounting policies are listed below.

Basis of Accounting

The basis is United States generally accepted accounting principles.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of UBI Blockchain Internet Ltd. and its wholly owned subsidiary Shenzhen Nova E-commerce, Ltd. (“Nova”) from the date of acquisition of Nova on August 29, 2017 (see Note 4). All intercompany accounts and transactions have been eliminated in consolidation.

F- 8

Earnings per Share

The basic earnings (loss) per share of Class A, Class B and Class C common stock is calculated by dividing the Company’s net income (loss) available to Class A, Class B and Class C common shareholders by the weighted average number of Class A, Class B and Class C common shares issued and outstanding during the year. The diluted earnings (loss) per share of Class A, Class B and Class C common stock is calculated by dividing the Company’s net income (loss) available to Class A, Class B and Class C common shareholders by the diluted weighted average number of Class A, Class B and Class C shares outstanding during the year. The diluted weighted average number of Class A, Class B and Class C shares outstanding is the basic weighted number of Class A, Class B, and Class C shares adjusted as of the first of the year for any potentially dilutive debt or equity (none at August 31, 2017).

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line basis over the estimated useful lives of the respective assets. Expenditures for repairs and maintenance are expensed as incurred.

Website development costs

Website development costs are carried at cost less accumulated amortization. Commencing in year ending August 31, 2018, website development costs will be amortized over an estimated economic life of 5 years.

As of August 31, 2107, the expected future amortization expense of website development costs is:

Year ended August 31,	Amount
2018	$18,407
2019	18,407
2020	18,407
2021	18,407
2022	18,407

Total	$92,035

Foreign Currency Translation

The reporting currency and functional currency of the Company is the United States Dollar. The functional currency of Nova is the Chinese Renminbi (“RMB”).

Nova assets and liabilities are translated into United States dollars at period-end exchange rates ($0.1518 at August 31, 2017). Nova revenues and expenses are translated into United States dollars at weighted average exchange rates ($0.1517 for the period August 29, 2017 to August 31, 2017). Resulting translation adjustments are recorded as a component of accumulated other comprehensive income (loss) within stockholders’ equity.

Transactions denominated in currencies other than the functional currency (principally the Hong Kong Dollar) are translated at the exchange rates prevailing at the dates of the transactions. Exchange gains and losses, which were not significant in the years ended August 31, 2017 and August 31, 2016, are reflected in income.

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

F- 9

Revenue recognition

The Company recognizes revenue from services and product sales once all the following criteria for revenue recognition have been met: pervasive evidence that an agreement exists; the services or products have been delivered; the fee is fixed and determinable and not subject to refund or adjustment; and collection of the amount due is reasonably assured. For the periods presented, the Company had no revenues.

Stock-Based Compensation

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, “Compensation - Stock Compensation,” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The Company does not have an employee stock option plan.

The Company follows ASC topic 505-50, formerly EITF 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods and Services,” for stock issued to consultants and other non-employees. In accordance with ACS Topic 505-50, the stock issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided or the estimated fair market value of the stock, whichever can be more clearly determined. The fair value of the equity instrument is charged directly to consulting expense over the period during which services are rendered.

Year end

The Company’s fiscal year-end is August 31.

Reverse Stock Split

All references to numbers of shares of our common stock and per-share information in the accompanying financial statements have been adjusted retroactively to reflect the Company’s 1-for- 200 reverse stock split effected on January 20, 2016. The par value was not adjusted as a result of the reverse stock split.

Recent Accounting Pronouncements

The Company’s management has evaluated recently issued accounting pronouncements through August 31, 2017 and concluded that they will not have a material effect on future financial statements.

NOTE 4 – ACQUISITION OF NOVA E-COMMERCE, LTD.

On August 29, 2017, pursuant to an Acquisition Agreements dated May 16, 2017, the Company acquired 100% ownership of Shenzhen Nova E-commerce, Ltd. (“Nova”) in exchange for 25,000,000 shares of Company Class C common stock. Nova is a Shenzhen Chinese corporation which was incorporated on May 26, 2016. Nova plans on operating an online store in China selling a wide range of products.

The acquisition has been accounted for as a recapitalization transaction in the accompanying consolidated financial statements. Accordingly, the financial position and results of operations of Nova prior to the August 29, 2017 date of acquisition have been excluded from the accompanying consolidated financial statements.

F- 10

The carrying values of the assets and liabilities of Nova at the August 29, 2017 date of acquisition consisted of:

Cash	$-
Office equipment, net	13,628
Website development costs	92,035
Total assets	105,663

Accounts payable and accrued liabilities	24,651
Due to related party	135,865
Total liabilities	160,516

Excess of liabilities over assets	$54,853

The following proforma information (unaudited) summaries the results of operations for the years ended August 31, 2017 and 2016 as if Nova was acquired on May 26, 2016 (Nova’s date of inception). The pro forma information is not necessarily indicative of the results that would have been reported had the transaction actually occurred on May 26, 2016, not is it intended to project results of operations for any future period.

	Year Ended August 31,
	2017	2016
	(Unaudited)

Revenue	$-	$-

Operating expenses:
Employee Compensation (including stock-based compensation of $193,333 and $0, respectively)	563,725	65,551
Consulting fees (including stock based compensation of $1,173,334 and $0, respectively)	1,198,334	-
Professional fees	98,677	-
Occupancy	85,188	57,508
Other	254,255	193,608
Total operating expenses	2,200,179	316,667
Loss from Operations	(2,200,179)	(316,667)
Other Income (expenses):
Gain on settlement of liabilities	47,575	-
Interest expense - related party	(10,409)	-
Other income (expenses) - net	37,166	-
Net Loss	$(2,163,013)	$(316,667)
Net Loss per share of Class A, Class B, and Class C common stock - basic and diluted	$(0.02)	$(0.05)
Weighted average number of Class A, Class B, and Class C Common Shares outstanding - basic and diluted	101,712,936	6,860,882

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NOTE 5 – PREPAID STOCK BASED SALARIES AND CONSULTING FEES

Prepaid stock-based salaries and consulting fees at August 31, 2017 consist of:

	Fair value of stock issuance (Note 6)	Prepaid balance at August 31, 2017

1,450,000 shares of Class C common stock issued to 7 employees on April 3, 2017 pursuant to service agreements with a service term of one year expiring December 31, 2017	$290,000	$96,667
6,950,000 shares of Class C common stock issued to 38 consultants on April 3, 2017 pursuant to service agreements with a service term of one year expiring December 31, 2017	1,390,000	463,333
500,000 shares of Class A common stock issued to a consultant on May 1, 2017 pursuant to Consulting Agreement dated April 28, 2017 with a service term of two years expiring April 30, 2019	1,480,000	1,233,333
Total	$3,160,000	1,793,333
Current portion		(1,300,000)
Non-current portion		$493,333

At August 31, 2017, there was $1,793,333 of unrecognized compensation costs related to shares of Class A and Class C common stock issued to employees and non-employee pursuant to service agreements. These costs are expected to be recognized as expense in the years ended August 31, 2018 ($1,300,000) and August 31, 2019 ($493,333).

NOTE 6 - STOCKHOLDERS’ EQUITY

Pursuant to the September 15, 2016 change in control agreement (see Note 1), a representative of UBI paid into an attorney trust account $150,000 on September 14, 2016 and $67,500 on October 11, 2016, for a total of $217,500. The $217,500 consisted of $200,000 for the newly issued shares of Class A, Class B Voting, and Class C Common Stock and $17,500 for the payment of specific expenses.

Starting in December 2016, the Company engaged the services of a total of 45 employees and non-employees to perform certain marketing, research and development and investor relations services. The related agreements, which were executed in March 2017, provide for the contractors to work for the Company for terms ranging from September 2016 to January 1, 2017 to December 31, 2017 for compensation including the issuance of a total of 8,400,000 shares of Class C common stock (which occurred April 3, 2017). Of the 8,400,000 shares, 5,000,000 shares were issued to Star Bright International Investment Enterprises, 100,000 shares were issued to the Company’s chief financial officer and 500,000 shares were issued to an independent Director of the Company.

The $1,680,000 estimated fair value of the 8,400,000 shares of Class C common stock (using a price of $0.20 per share) was recorded as prepaid expenses and is being expensed evenly over the year ended December 31, 2017 (see Note 4). For the three and the year ended August 31, 2017, we recognized stock-based salaries expense of $212,619 and $582,889, respectively, and recognized stock-based consulting fees expe3nse of $494,787 and $1,160,621, respectively, from these agreements.

On May 1, 2017, the Company issued 500,000 restricted shares of Class A common stock to a consultant pursuant to a Consulting Agreement dated April 28, 2017 with a service term of two years expiring April 30, 2019. The $1,480,000 estimated fair value of the 500,000 shares of Class A common stock (using a price of $2.96 per share based on a $3.95 closing trading price on April 28, 2017 less a 25% restricted stock discount) was recorded as a prepaid expense and is being expensed evenly over the 2-year service period expiring April 30, 2019. For the three and the year ended August 31, 2017, we recognized stock-based consulting fees expense of $61,667 and $123,334 respectively, from this agreement.

On August 29, 2017, upon the regulatory approval of the transfer of Nova’s Hong Kong business license to the Company, the Company acquired 100% ownership of Nova in exchange for the Company’s issuance of a total of 25,000,000 shares of Class C common stock to the 130 owners of Nova.

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NOTE 7 - RELATED PARTY TRANSACTIONS

As described in Note 9, the Company was obligated to Mr. Mark DeStefano (“DeStefano”) for a $50,000 note payable and $26,981 for payments made on behalf of the Company. Subsequently, Mr. DeStefano advanced $1,285 to the Company. During the three months ended November 30, 2016 the Company satisfied these obligations. DeStefano had voting control of the Company from June 2014 (see Note 9) to October 24, 2016 (when the Company purchased from DeStefano the 1,000,000 shares of Preferred Stock for $33,735) through his ownership of the 1,000,000 shares of Voting Preferred Stock issued and outstanding (equivalent to 50,000,000 votes).

For the three months ended November 30, 2016, consulting fees paid to former related parties consists of a total of $15,000 paid to the two then directors of the Company and $10,000 paid to an entity controlled by DeStefano.

Commencing March, 2017, the Company has been using office space provided by an affiliate of UBI Blockchain Internet, LTD. (Hong Kong) (“UBI Hong Kong”) at a monthly rent of 22,100 Hong Kong Dollars (approximately $2,833 at the August 31, 2017 exchange rate) per month. UBI Hong Kong owns 30,000,000 shares of the Company’s Class A common stock.

In the year ended August 31, 2017, Tony Liu, chief executive officer of the Company, paid a total of $514,081 of expenditures on behalf of the Company. The amount due to Tony Liu for these expenditures is interest bearing at a rate of 7% per annum. As of August 31, 2017, accrued interest amounted to $10,350. The advances and related accrued interest are due on demand.

NOTE 8 - PROVISION FOR INCOME TAXES

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 “Income Taxes”. ASC 740 requires use of the liability method. ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

As of August 31, 2017, the Company had net operating loss carry forwards of approximately $1,444,245 that may be available to reduce future years’ taxable income through 2037. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements as their realization has not been determined likely to occur. Also, due to the change in control, there are annual limitations on future net operating loss carry forward deductions.

All tax years remain subject to examination by the respective tax authorities.

At August 31, 2017 and 2016, deferred tax assets consisted of:

	August 31,
	2017	2016
Net operating loss caryforwards	$505,486	$357,611
Value allowance	(505,486)	(357,611)

Deferred tax assets – net	$-	$-

NOTE 9 - NOTES PAYABLE – Former Related Party

On April 4, 2014, the Company issued a One-year Promissory Note (“the Note”) in the amount of $50,000 to Mark DeStefano (“DeStefano) (see Note 7). The Note bore interest at 12% percent per annum with interest due each month. In the event that interest was not paid within three days from the time it was due the Note was to be considered in default and was to be fully due and payable. Additional consideration for the Note included the Chief Executive Officer of the Company giving the note holder his voting proxy for all of the shares he held with the exception of voting on a tender offer or a sale of the Company’s assets. As of May 8, 2014, the Note was in default.

On May 5, 2014, the Company issued a second One-Year Promissory Note (“the Second Note”) in the amount of $20,000 to the same stockholder noted above. The Second Note was issued with the restriction that the funds be used specifically to pay the Company’s Patent Counsel for fees to finalize certain patent filings and was secured by all patents and patent applications held by the Company. The Second Note was to bear interest at 12% percent per annum with interest due each month. In the event that interest was not paid within three days from the time it was due, the Second Note would be considered in default and would be fully due and payable.

On June 6, 2014, the Company received notices that it was in default of the two Promissory Notes described above. Rather than default on the Notes, the Company issued 1,000,000 shares of $0.001 par value Voting Preferred Stock in exchange for Notes Payable totaling $20,000 plus forgiveness of interest totaling $1,900. Additionally, the Company agreed to designate with the State of Nevada Secretary of State that each share of preferred carries the voting power of 50 common shares. Finally, the shareholder agreed to cancel the shares upon full payment of the $50,000 Note, without accrued interest and the sale of five units of the MDU.

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In October 2016, the $50,000 note payable was satisfied.

NOTE 10 – OTHER INCOME AND EXPENSE

During the three months ended November 30, 2016, the Company settled a bank overdraft of $942 for $370. This settlement resulted in income of $572.

On January 27, 2017, the Company entered into a Settlement Agreement with a former landlord satisfying a $35,868 accrued liability for $4,100. This settlement, along with an arrangement with another vendor, resulted in other income of $47,003.

NOTE 11 – REVERSE STOCK SPLIT

On January 20, 2016, the Company effected a 1-for-200 reverse stock split of its outstanding common stock, par value $0.001 per share (the “Reverse Stock Split”). As a result of the Reverse Stock Split, each two hundred shares of the Company’s Common Stock issued and outstanding immediately prior to the Reverse Stock Split were automatically combined into and became one share of common stock. No fractional shares were issued as a result of the Reverse Stock Split and any stockholder who otherwise would have been entitled to receive fractional shares received an additional share. Also, as a result of the Reverse Stock Split, the per share exercise price of, and the number of shares of common stock underlying our warrants outstanding immediately prior to the Reverse Stock Split were automatically proportionally adjusted based on the 1-for-200 split ratio in accordance with the terms of such warrants. Share and per-share amounts of the Company’s common stock and warrants included herein have been adjusted to retroactively give effect to the Reverse Stock Split. The Reverse Stock Split did not alter the par value of the Common Stock, $0.001 per share, or modify any voting rights or other terms of the common stock.

NOTE 12 – SUBSEQUENT EVENTS

On October 2, 2017, the Company issued a total of 82,000 shares of Class A common stock to 4 individuals associated with the Company’s law firm for legal services rendered.

In September 2017, Nova entered into two lease agreements for office space in Shenzhen China. The first lease provides for monthly rent of RMB 12,353 or approximately $1,875 per month, and expires September 2020. The second lease provides for monthly rent of RMB 8,964 or approximately $1,320 per month and expires September 2019.

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[BACK COVER PAGE OF PROSPECTUS]

PROSPECTUS

[date]

UBI BLOCKCHAIN INTERNET, LTD.

20,582,000 Shares of CLASS A Common Stock held by a stockholder

51,700,000 shares of Class B common stock held by stockholders

Dealer prospectus delivery obligation

Until [date], all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

D.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the selling stockholder, who is an underwriter in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

Nature of Expenses:

Amount
U.S. Securities and Exchange Commission registration fee	$10,024.59
Legal fees and miscellaneous expenses*	1,000.00
Audit fees	1,000.00
Transfer agent fees*	1,500.00
Printing*	500.00
Total	$14,024.59

*Estimated Expenses

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our amended and restated certificate of incorporation will provide that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL.

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

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(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

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(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

 (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

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Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

 Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnity agreements with each of our officers and directors, a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

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Item 15. Recent Sales of Unregistered Securities.

Starting in December 2016, the Company engaged the services of a total of 48 non-employee contractors to perform certain marketing, research and development and investor relations services. The related agreements, which were executed in March 2017, provide for the contractors to work for the Company for terms ranging from September 2016 to January 1, 2017 to December 31, 2017 for compensation including the issuance of a total of 8,400,000 shares of Class C common stock (which occurred April 3, 2017). These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, and/or Regulation D and Rule 506 promulgated thereunder, as these are transactions not involving a public offering. . The Company had fifteen (15) accredited investors, and thirty-three (33) non accredited investors. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The 48 employees and non-employees who received these shares were known acquaintances to the chief executive officer of the Company. They were provided access to all material information, and was afforded access to our management in connection with this transaction. Additionally they had the necessary intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.

On May 1, 2017, the Company issued 500,000 unregistered restricted Class A common shares, par value $0.001, of UBI Blockchain Internet, Ltd., to an independent consultant. This shareholder received Class A common shares based on consulting services to be performed for the Company. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and/or Regulation D and Rule 506. The issuance of these shares by us did not involve a public offering. The Company did not engage in any form of general solicitation or general advertising in connection with this transaction. The Consultant was afforded access to our management in connection with this transaction. The Consultant acquired these securities for service compensation and not with a view toward distribution, acknowledging such intent to us. The Consultant understood the ramifications of their actions. The shares of Class A common stock issued contained a legend restricting transferability absent registration or applicable exemption.

On our about May 16, 2017, UBI acquired 100% ownership of Shenzhen Nova E-commerce, Ltd., a private Shenzhen Chinese corporation. Under the terms of the acquisition , UBI acquired 100% ownership of Shenzhen Nova E-commerce, Ltd. in exchange for 25,000,000 unregistered restricted Class C common shares by UBI. The 130 owners of Shenzhen Nova E-commerce, Ltd. received Class C common shares, based on their pro-rata ownership of Shenzhen Nova E-commerce, Ltd on or about May 22, 2017 . Prior to the transaction, all of the NOVA shareholders were sent a notice that provided the type of information normally provided in a prospectus. The NOVA shareholders were afforded access to our management in connection with this transaction. It should be noted that all the NOVA shareholders, whom are all Chinese citizens have a close knit relationship as by social, cultural and business ties with each another. All of the NOVA shareholders voted in favor of the UBI acquisition of NOVA, with no dissenting shareholders; and, they agreed not to resell or distribute the securities. They were able to evaluate the risks and merits of the share exchange they are able to accept the economic risk in exchanging their shares. The exchanged shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption. A reclassification of securities covered by Rule 145 would be exempt from registration pursuant to section 3(a)(9) of the Act if the conditions of this section are satisfied. We believe that the conditions were satisfied based on the following: 1) UBI Blockchain Internet, Ltd., acquired 100% NOVA. It acquired all of its assets, liabilities, operations, and employees. In essence, UBI and Nova became one entity. Once the combination took place, NOVA became a subsidiary of the Company. It was not dissolved. After the Company and NOVA became one entity (the same issuer), the original NOVA shareholders exchanged their shares for restricted UBI shares. 2) The original shareholders of NOVA paid no additional consideration for their shares. The NOVA shareholders did not part with anything of value besides their securities. 3) The offer to exchange shares was made only to the existing NOVA security holders. The exchange was offered exclusively to the issuer’s existing security holders. 4) There was no remuneration for the solicitation. The issuer did not pay any commission or remuneration for the solicitation of the exchange. The exchange offer was made in good faith and not as part of a plan to avoid the registration requirements of the Securities Act.

October 2, 2017, we issued 82,000 shares of our unregistered restricted Class A common stock, with piggyback registration rights in exchange for legal services from the Law Firm of T. J. Jesky. The shares were issued by as follows: i) 33,000 shares to T. J. Jesky, Esq.; ii) 39,000 shares to Mark DeStefano, Business Affairs Manager for the law firm; iii) 5,000 shares to John P. O’Shea; a business consultant for the law firm and iv) 5,000 shares to Jennifer L. O’Shea, a business consultant for the law firm.

Before these four individual shareholders received their unregistered restricted securities, they were known to us and our management, through pre-existing business relationships. We did not engage in any form of general solicitation or general advertising in connection with this transaction. The four individual shareholders were provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption. We relied upon Section 4(2) of the Securities Act and/or Regulation D and Rule 506. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

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EXHIBITS

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
3.1	Articles of Incorporation		8-K		3.5	12/01/2016
3.2	Bylaws		S-1		3.2	09/20/2010
3.3	Articles of Designation		8-K		3.3	06/10/2014
3.4	Certificate of Designation		8-K		3.4	10/04/2016
3.5	Certificate of Incorporation		8-K		3.5	12/01/2016
3.6	Certificate of Amendment to Certificate of Incorporation in effect		8-K		3.6	06/02/2017
3.7	By-laws Amended and Restated, as currently in effect		8-K		3.7	08/24/2017
5.1	Legal Opinion regarding the legality of the securities being registered		S-1		5.1	05/09/2017
5.2	Legal Opinion regarding the legality of the securities being registered		S-1/A			07/06/2017
5.3	Legal Opinion regarding the legality of the securities being registered		S-1/A			09/05/2017
5.4	Legal Opinion regarding the legality of the securities being registered	X
10.4	Indemnity Agreement		S-1/A			07/06/2017
23.1	Consent of Michael T. Studer CPA P.C.		S-1		23.1	05/09/2017
23.2	Consent of Michael T. Studer CPA P.C.		S-1/A		23.2	06/03/2017
23.3	Consent of Michael T. Studer CPA P.C.		S-1/A		23.3	07/06/2017
24.4	Consent of Legal Counsel (see Exhibit 5.3 above)		S-1/A			09/05/2017
23.5	Consent of Michael T. Studer CPA P.C.		S-1/A			09/05/2017
24.6	Consent of Legal Counsel (see Exhibit 5.3 above)	X
23.7	Consent of Michael T. Studer CPA P.C.	X
99.1	Terms of Loan Agreement between Tony Liu and UBI Blockchain Internet, Ltd. a Hong Kong Company with UBI Blockchain Internet, Ltd, a Delaware corporation.		S-1/A			09/05/2017

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

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UNDERTAKINGS

We hereby undertake to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hong Kong, People's Republic of China.

Date: December 11 , 2017

UBI BLOCKCHAIN INTERNET, LTD.

By:	/s/ Tony Liu
Tony Liu Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Tony Liu	Chairman and Chief Executive Officer	December 11 , 2017
Tony Liu	(Principal Executive Officer)

/s/ Chan Cheung	Chief Financial Officer and Corporate Secretary	December 11 , 2017
Chan Cheung	(Principal Financial and Accounting Officer)

/s/ Jun Min	Director	December 11 , 2017
Jun Min

/s/ Cosimo J. Patti	Director	December 11 , 2017
Cosimo J. Patti

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